AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2008

Investment Company Act No. 811-21895

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 13	☒

(Check Appropriate Box or Boxes)

UNDERLYING FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)

600 Mamaroneck Avenue, Suite 400
Harrison, New York 10528
(Address of Principal Executive Offices)(Zip Code)

1-866-569-2383
(Registrant's Telephone Number, Including Area Code)

Lee Schultheis
Alternative Investment Partners, LLC
600 Mamaroneck Avenue, Suite 400
Harrison, New York 10528
(Name and Address of Agent for Service)

WITH A COPY TO:

Thomas R. Westle, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174

Explanatory Note: This Amendment No. 13 to the Registration Statement of Underlying Funds Trust is being filed to delete references to Duncan-Hurst Capital Management, L.P. and Graybeard Capital, LLC as well as the Long/Short Equity – Global – 1 Portfolio and Equity Options Overlay – 1 Portfolio.

Underlying Funds Trust

PROSPECTUS	INVESTMENT ADVISOR
Alternative Investment Partners, LLC
December 30, 2008	The mutual fund advisor dedicated exclusively to
alternative investment strategiesSM

PORTFOLIO RESEARCH CONSULTANT
Trust Advisors LLC
Style Management and Portfolio Analytics

Web	www.aipfunds.com

Call	1.877.LOW.BETA

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE HEDGE FUND ALTERNATIVESM

EXPLANATORY NOTE

This prospectus is being filed as a part of the registration statement filed by Underlying Funds Trust (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in any of the series of the Trust described herein may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans. No part of this prospectus or of the Trust’s registration statement constitutes an offer to sell, or the solicitation of an offer to buy, any beneficial interests of any of the series described herein or any other series of the Trust in any state or jurisdiction in which such an offer is unlawful.

Responses to Items 1, 2, 3 and 8 of Part A and Items 23(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

UNDERLYING FUNDS TRUST

This Prospectus has information you should know before investing. Please read it carefully and keep it with your investment records.

Investment Advisor
Alternative Investment Partners, LLC

Portfolio Research Consultant
Trust Advisors LLC

Investment Sub-Advisors

Acumen Capital Management, LLC	Opportunity Research Group, LLC
Alpha Equity Management, LLC	Osage Energy Partners, L.P.
AlphaStream Capital Management, LLC	Pacificor, LLC
Castle Peak Asset Management, LLC	Quattro Global Capital, LLC
Concise Capital Management, L.P.	Sage Capital Management, LLC
Deltec Asset Management, LLC	Seagate Global Advisors, LLC
FrontFour Capital Group, LLC	Simran Capital Management, LLC
GAMCO Asset Management, Inc.	Smith Breeden Associates, Inc.
Goldberg Advisers, LLC	Starboard Capital Partners, L.P.
Hovan Capital Management, LLC	Sunnymeath Asset Management, Inc.
KDC Investment Management, LP	TWIN Capital Management, Inc.
NEF Advisors, LLC	Zacks Investment Management, Inc.
Nicholas Investment Partners, L.P.

The Advisor has obtained an exemptive order from the Securities and Exchange Commission that permits the Advisor, subject to approval by the Trust’s Board of Trustees, to change sub-advisors engaged by the Advisor to conduct the investment programs of each Portfolio of the Trust without shareholder approval.

TABLE OF CONTENTS

Overview	4

Investment Objective, Principal Investment Strategies, Policies and Principal Risks	4

Portfolio Holdings Information	43

Investment Advisor	44

Portfolio Research Consultant	45

Investment Sub-Advisors	45

Portfolio Managers	51

Net Asset Value	52

How To Purchase Shares	53

Exchange Privilege	53

Redemptions	53

Tax Status, Dividends and Distributions	53

OVERVIEW

This combined prospectus discusses each of the series (each a “Portfolio” and collectively the “Portfolios”) of the Underlying Funds Trust (the “Trust”). Each Portfolio is a no-load, non-diversified, open-end management investment company.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, POLICIES AND PRINCIPAL RISKS

The Portfolios are being offered only to certain eligible investors in selling agent transactions and such investors will invest in more than one Portfolio at any one time. The anticipated effect being that the Portfolios, when considered in the aggregate, deliver consistent absolute returns with low to moderate correlation to traditional market indices, notwithstanding that a single Portfolio may not have that objective. Each Portfolio’s investment objective may be changed without shareholder approval.

The Arbitrage - 1 Portfolio

Investment Objective

The Arbitrage - 1 Portfolio seeks to achieve current income and capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in securities that allow the Portfolio to focus on opportunities to take advantage of perceived discrepancies in the market prices of certain convertible bonds and common stock. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.  The Portfolio has no policy with respect to the credit rating, maturity or duration of the debt securities in which it may invest and may invest in debt securities of any credit rating, maturity or duration.

The principal strategy to be employed by the Portfolio is:

•
Relative Value/Arbitrage Strategies: The Portfolio may employ strategies that invest both long and short in related securities or other instruments in an effort to take advantage of perceived discrepancies in the market prices for such securities. This may include:

o	Convertible Bond Arbitrage— hedged investing in the convertible bond securities of a company. A typical position would be long the convertible bond and short the common stock of the same company.

Principal Investment Risks

As with all mutual funds, investing in the Portfolio entails risks, to varying degrees, which could cause the Portfolio and you to lose money. The principal risks of investing in the Portfolio are as follows:

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Credit Risks: Debt obligations are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due. There is also the risk that the securities could lose value because of a loss of confidence in the ability of the borrower to pay back debt. Non-investment grade debt—also known as “high-yield bonds” and “junk bonds”—have a higher risk of default and tend to be less liquid than higher-rated securities.

•
Interest Rate Risks: Fixed income securities are subject to the risk that the securities could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Debt obligations with longer maturities sometimes offer higher yields, but are subject to greater price shifts as a result of interest rate changes than debt obligations with shorter maturities.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Arbitrage - 2 Portfolio

Investment Objective

The Arbitrage - 2 Portfolio seeks to achieve current income with preservation of principal.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in securities that allow the Portfolio to focus on opportunities to take advantage of perceived discrepancies in the market prices of certain fixed income and derivative securities. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.  The Portfolio has no policy with respect to the maturity or duration of the debt securities in which it may invest and may invest in debt securities of any maturity or duration.

The principal strategies to be employed by the Portfolio include:

•
Fixed Income and High Yield Investment Strategies: The Portfolio may employ strategies designed to take advantage of deeply discounted debt securities of companies that appear to have significant upside potential. The Portfolio may invest in debt securities that fall below investment grade debt — commonly referred to as “junk bonds.” Additionally, the Portfolio may invest in mortgage-backed and other fixed income securities of higher credit quality, and derivative securities of traditional fixed income instruments.

•
Relative Value/Arbitrage Strategies: The Portfolio may employ strategies that invest both long and short in related securities or other instruments in an effort to take advantage of perceived discrepancies in the market prices for such securities. This may include:

o	Fixed Income or Interest Rate Arbitrage, which includes interest rate swap arbitrage, U.S. and non-U.S. government bond arbitrage.

Principal Investment Risks

As with all mutual funds, investing in the Portfolio entails risks, to varying degrees, which could cause the Portfolio and you to lose money. The principal risks of investing in the Portfolio are as follows:

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Options and Futures Risks: The Portfolio may invest in options and futures contracts. The Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over the counter market. When options are purchased over the counter, the Portfolio bears the risk that the counter-party that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position. To read about additional information concerning this particular risk, please see “Options and Futures Risks” in “Additional Investment Risks” below.

•
Privately Negotiated Options Risks: The Portfolio intends to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolio. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option. As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolio will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolio may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty. The Portfolio will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Credit Risks: Debt obligations are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due. There is also the risk that the securities could lose value because of a loss of confidence in the ability of the borrower to pay back debt. Non-investment grade debt—also known as “high-yield bonds” and “junk bonds”—have a higher risk of default and tend to be less liquid than higher-rated securities.

•
Interest Rate Risks: Fixed income securities are subject to the risk that the securities could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Debt obligations with longer maturities sometimes offer higher yields, but are subject to greater price shifts as a result of interest rate changes than debt obligations with shorter maturities.

•
Swap Agreement Risks: The Portfolio may enter into equity, interest rate, index, credit default and currency rate swap agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specific assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. A swap contract may not be assigned without the consent of the counter-party, and may result in losses in the event of a default or bankruptcy of the counter-party.

•
Foreign Securities Risks: The Portfolio may invest in foreign securities, foreign currency contracts and depository receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of a Portfolio to developing country financial markets may involve greater risk than a Portfolio that invests only in developed country financial markets.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Merger Arbitrage - 1 Portfolio

Investment Objective

The Merger Arbitrage - 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in securities that allow the Portfolio to focus on investing in announced merger and acquisition transactions and in companies that may be attractive acquisition targets. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

•
Event Driven Strategies: The Portfolio may employ strategies designed to capture price movements generated by anticipated corporate events such as investing in companies involved in special situations, including, but not limited to, mergers, acquisitions, asset sales, spin-offs, balance sheet restructuring, bankruptcy and other situations.

•
Relative Value/Arbitrage Strategies: The Portfolio may employ strategies that invest both long and short in related securities or other instruments in an effort to take advantage of perceived discrepancies in the market prices for such securities. This may include:

o	Merger Arbitrage — long and short positions in securities involved in an announced merger deal.

Principal Investment Risks

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Distressed Securities Risks: Some of the risks involved with distressed securities include legal difficulties and negotiations with creditors and other claimants that are common when dealing with distressed companies. Because of the relative illiquidity of distressed debt and equity, short sales are difficult, and most funds are primarily long. Some relative value trades are possible, selling short one class of a distressed company’s capital structure and purchasing another. Among the many risks associated with distressed investing are the time lag between when an investment is made and when the value of the investment is realized and the legal and other monitoring costs that are involved in protecting the value of the fund’s claims.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Foreign Securities Risks: The Portfolio may invest in foreign securities, foreign currency contracts and depository receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than the Portfolio that invests only in developed country financial markets.

•
Non-Diversification Risk: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Long/Short Equity - Earnings Revision - 1 Portfolio

Investment Objective

The Long/Short Equity - Earnings Revision - 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in equity securities that allow the Portfolio to focus on the revisions of earnings estimates on the companies in which it invests. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

•
Market Neutral Equity Strategies: The Portfolio may employ strategies designed to exploit equity market inefficiencies, which involves being simultaneously invested in long and short matched equity portfolios generally of the same size, usually in the same market. These strategies are typically constructed to attempt to be beta neutral and attempt to control the industry, sector, market capitalization and other potential market bias exposures.

•
Long/Short Equity Strategies: The Portfolio may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

Principal Investment Risks

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Long/Short Equity - Momentum - 1 Portfolio

Investment Objective

The Long/Short Equity - Momentum - 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in equity securities that allow the Portfolio to focus on the relative near-term price performance of the companies in which it invests. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

•
Market or Sector Timing/Trading Strategies: The Portfolio may employ strategies designed to benefit from cyclical relationships between movement in certain market indices, sectors, security types, etc. that have demonstrated a degree of consistency and correlation to past movements similar in nature and magnitude.

•
Market Neutral Equity Strategies: The Portfolio may employ strategies designed to exploit equity market inefficiencies, which involves being simultaneously invested in long and short matched equity portfolios generally of the same size, usually in the same market. These strategies are typically constructed to attempt to be beta neutral and attempt to control the industry, sector, market capitalization and other potential market bias exposures.

•
Long/Short Equity Strategies: The Portfolio may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

Principal Investment Risks

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Long/Short Equity - Deep Discount Value - 1 Portfolio

Investment Objective

The Long/Short Equity - Deep Discount Value - 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in equity securities that allow the Portfolio to focus on the fundamental valuations relative to current market price of the companies in which it invests. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

•
Event Driven Strategies: The Portfolio may employ strategies designed to capture price movements generated by anticipated corporate events such as investing in companies involved in special situations, including, but not limited to, mergers, acquisitions, asset sales, spin-offs, balance sheet restructuring, bankruptcy and other situations.

•
Market or Sector Timing/Trading Strategies: The Portfolio may employ strategies designed to benefit from cyclical relationships between movement in certain market indices, sectors, security types, etc. that have demonstrated a degree of consistency and correlation to past movements similar in nature and magnitude.

•
Long/Short Equity Strategies: The Portfolio may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

Principal Investment Risks

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Distressed Securities Risks: Some of the risks involved with distressed securities include legal difficulties and negotiations with creditors and other claimants that are common when dealing with distressed companies. Because of the relative illiquidity of distressed debt and equity, short sales are difficult, and most funds are primarily long. Some relative value trades are possible, selling short one class of a distressed company’s capital structure and purchasing another. Among the many risks associated with distressed investing are the time lag between when an investment is made and when the value of the investment is realized and the legal and other monitoring costs that are involved in protecting the value of the fund’s claims.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Long/Short Equity - International - 1 Portfolio

Investment Objective

The Long/Short Equity - International - 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in equity securities of issuers located in a variety of countries throughout the world that allow the Portfolio to capture some of the inefficiencies in market pricing of equity securities domiciled outside the U.S. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

•
Market Neutral Equity Strategies: The Portfolio may employ strategies designed to exploit equity market inefficiencies, which involves being simultaneously invested in long and short matched equity portfolios generally of the same size, usually in the same market. These strategies are typically constructed to attempt to be beta neutral and attempt to control the industry, sector, market capitalization and other potential market bias exposures.

•
Long/Short Equity Strategies: The Portfolio may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

Principal Investment Risks

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Foreign Securities Risks: The Portfolio may invest in foreign securities, foreign currency contracts and depository receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of a Portfolio to developing country financial markets may involve greater risk than a Portfolio that invests only in developed country financial markets.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Long/Short Equity - REIT - 1 Portfolio

Investment Objective

The Long/Short Equity - REIT - 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in equity real estate investment trust (“REIT”) securities that allow the Portfolio to capture some of the inefficiencies in market pricing of U.S. commercial real estate. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

•
Long/Short Equity Strategies: The Portfolio may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

•
Relative Value/Arbitrage Strategies: The Portfolio may employ strategies that invest both long and short in related securities or other instruments in an effort to take advantage of perceived discrepancies in the market prices for such securities. This may include:

o	Pairs Trading — long and short positions in securities of different companies in the same industry.

Principal Investment Risks

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
REIT Risks:  Investments in REITs will subject the Portfolio to various risks. REIT share prices are likely to decline because of adverse developments affecting the real estate industry and real property values. In general, real estate values can be affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties. REITs often invest in highly leveraged properties. In addition, returns from REITs, which typically are small or medium capitalization stocks, will trail returns from the overall stock market. Furthermore, changes in interest rates may hurt real estate values or make REIT shares less attractive than other income producing investments. REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation. Qualification as a REIT under the Internal Revenue Code in any particular year is a complex analysis that depends on a number of factors. There can be no assurance that the entities in which the Portfolio invests with the expectation that they will be taxed as a REIT will qualify as a REIT. An entity that fails to qualify as a REIT would be subject to a corporate level tax, would not be entitled to a deduction for dividends paid to its shareholders and would not pass through to its shareholders the character of income earned by the entity. If the Portfolio were to invest in an entity that failed to qualify as a REIT, such failure could drastically reduce the Portfolio’s yield on that investment. REITs can be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest primarily in real property and earn rental income from leasing those properties. They may also realize gains or losses from the sale of properties. Equity REITs will be affected by conditions in the real estate rental market and by changes in the value of the properties they own. Mortgage REITs invest primarily in mortgages and similar real estate interests and receive interest payments from the owners of the mortgaged properties. They are paid interest by the owners of the financed properties. Mortgage REITs will be affected by changes in creditworthiness of borrowers and changes in interest rates. Hybrid REITs invest both in real property and in mortgages. Equity and mortgage REITs are dependent upon management skills, may not be diversified and are subject to the risks of financing projects.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Interest Rate Risks: Fixed income securities are subject to the risk that the securities could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Debt obligations with longer maturities sometimes offer higher yields, but are subject to greater price shifts as a result of interest rate changes than debt obligations with shorter maturities.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Distressed Securities & Special Situations - 1 Portfolio

Investment Objective

The Distressed Securities & Special Situations - 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in securities that allow the Portfolio to invest in companies in financial distress. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

•
Event Driven Strategies: The Portfolio may employ strategies designed to capture price movements generated by anticipated corporate events such as investing in companies involved in special situations, including, but not limited to, mergers, acquisitions, asset sales, spin-offs, balance sheet restructuring, bankruptcy and other situations.

•
Distressed Securities Strategies: The Portfolio may employ strategies designed to invest in the debt, equity, or trade claims of companies in financial distress. Such securities typically trade at substantial discounts to par value, and may be attractive to investors when managers perceive a turnaround will materialize.

Principal Investment Risks

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Distressed Securities Risks: Some of the risks involved with distressed securities include legal difficulties and negotiations with creditors and other claimants that are common when dealing with distressed companies. Because of the relative illiquidity of distressed debt and equity, short sales are difficult, and most funds are primarily long. Some relative value trades are possible, selling short one class of a distressed company’s capital structure and purchasing another. Among the many risks associated with distressed investing are the time lag between when an investment is made and when the value of the investment is realized and the legal and other monitoring costs that are involved in protecting the value of the fund’s claims.

•
Options and Futures Risks: The Portfolio may invest in options and futures contracts. The Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over the counter market. When options are purchased over the counter, the Portfolio bears the risk that the counter-party that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position. To read about additional information concerning this particular risk, please see “Options and Futures Risks” in “Additional Investment Risks” below.

•
Privately Negotiated Options Risks: The Portfolio intends to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolio. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option. As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolio will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolio may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty. The Portfolio will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Credit Risks: Debt obligations are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due. There is also the risk that the securities could lose value because of a loss of confidence in the ability of the borrower to pay back debt. Non-investment grade debt—also known as “high-yield bonds” and “junk bonds”—have a higher risk of default and tend to be less liquid than higher-rated securities.

•
Interest Rate Risks: Fixed income securities are subject to the risk that the securities could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Debt obligations with longer maturities sometimes offer higher yields, but are subject to greater price shifts as a result of interest rate changes than debt obligations with shorter maturities.

•
Foreign Securities Risks: The Portfolio may invest in foreign securities, foreign currency contracts and depository receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a Portfolio that invests only in developed country financial markets.

•
Special Situations Risk:  The Portfolio may use aggressive investment techniques, including seeking to benefit from “special situations,” such as mergers, reorganizations, or other unusual events expected to affect a particular issuer. There is a risk that the “special situation” might not occur or involve longer time frames than originally expected, which could have a negative impact on the price of the issuer’s securities and fail to produce gains or produce a loss for the Portfolio.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Global Hedged Income - 1 Portfolio

Investment Objective

The Global Hedged Income - 1 Portfolio seeks to achieve current income.  Its secondary objective is capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest (both long and short) at least 80% of its total assets in fixed income and income-oriented securities of issuers located in a variety of countries throughout the world, with an emphasis on sovereign fixed income securities. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

•
Market or Sector Timing/Trading Strategies: The Portfolio may employ strategies designed to benefit from cyclical relationships between movement in certain market indices, sectors, security types, etc. that have demonstrated a degree of consistency and correlation to past movements similar in nature and magnitude.

•
Fixed Income and High Yield Investment Strategies: The Portfolio may employ strategies designed to take advantage of deeply discounted debt securities of companies that appear to have significant upside potential. The Portfolio may invest in debt securities that fall below investment grade debt — commonly “junk bonds.” Additionally, the Portfolio may invest in mortgage-backed and other fixed income securities of higher credit quality, and derivative securities of traditional fixed income instruments.

Principal Investment Risks

•
Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

•
Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Options and Futures Risks: The Portfolio may invest in options and futures contracts. The Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over the counter market. When options are purchased over the counter, the Portfolio bears the risk that the counter-party that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position. To read about additional information concerning this particular risk, please see “Options and Futures Risks” in “Additional Investment Risks” below.

•
Privately Negotiated Options Risks: The Portfolio intends to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolio. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option. As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolio will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolio may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty. The Portfolio will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

•
Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

•
Credit Risks: Debt obligations are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due. There is also the risk that the securities could lose value because of a loss of confidence in the ability of the borrower to pay back debt. Non-investment grade debt—also known as “high-yield bonds” and “junk bonds”—have a higher risk of default and tend to be less liquid than higher-rated securities.

•
Interest Rate Risks: Fixed income securities are subject to the risk that the securities could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Debt obligations with longer maturities sometimes offer higher yields, but are subject to greater price shifts as a result of interest rate changes than debt obligations with shorter maturities.

•
Foreign Securities Risks: The Portfolio may invest in foreign securities, foreign currency contracts and depository receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a Portfolio that invests only in developed country financial markets.

•
Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Long/Short Equity - Healthcare/Biotech - 1 Portfolio

Investment Objective

The Long/Short Equity - Healthcare/Biotech - 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in equity securities of industry groups within the healthcare/biotech sector. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

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Market Neutral Equity Strategies: The Portfolio may employ strategies designed to exploit equity market inefficiencies, which involves being simultaneously invested in long and short matched equity portfolios generally of the same size, usually in the same market. These strategies are typically constructed to attempt to be beta neutral and attempt to control the industry, sector, market capitalization and other potential market bias exposures.

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Long/Short Equity Strategies: The Portfolio may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

Principal Investment Risks

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Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

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Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

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Healthcare/Biotechnology Sector Risks: Companies within the healthcare and biotechnology industries invest heavily in research and development which may not necessarily lead to commercially successful products or may lead to products that become obsolete quickly. The healthcare and biotechnology sector is also subject to increased governmental regulation which may delay or inhibit the release of new products. Many healthcare and biotech companies are dependent upon their ability to use and enforce intellectual property rights and patents. Any impairment of such rights may have adverse financial consequences. Healthcare and biotech stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Healthcare and biotech companies can be significantly affected by technological change and obsolescence, product liability lawsuits and consequential high insurance costs. As a result, investments in the health and biotechnology segments include the risk that the economic prospects, and the share prices, of healthcare and biotechnology companies can fluctuate dramatically due to changes in the regulatory or competitive environments.

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Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

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Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

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Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

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Foreign Securities Risks: The Portfolio may invest in foreign securities, foreign currency contracts and depository receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a Portfolio that invests only in developed country financial markets.

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Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Deep Value Hedged Income – 1 Portfolio

Investment Objective

The Deep Value Hedged Income - 1 Portfolio seeks to achieve capital preservation and appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in securities of companies in financial distress. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

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Event Driven Strategies: The Portfolio may employ strategies designed to capture price movements generated by anticipated corporate events such as investing in companies involved in special situations, including, but not limited to, mergers, acquisitions, asset sales, spin-offs, balance sheet restructuring, bankruptcy and other situations.

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Distressed Securities Strategies: The Portfolio may employ strategies designed to invest in the debt, equity, or trade claims of companies in financial distress. Such securities typically trade at substantial discounts to par value, and may be attractive to investors when managers perceive a turnaround will materialize.

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Market or Sector Timing/Trading Strategies: The Portfolio may employ strategies designed to benefit from cyclical relationships between movement in certain market indices, sectors, security types, etc. that have demonstrated a degree of consistency and correlation to past movements similar in nature and magnitude.

Principal Investment Risks

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Aggressive Investment Risks: The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

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Arbitrage Trading Risks: The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

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Short Sale/Put and Call Options Risks: The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

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Derivative Securities Risks: The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

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Distressed Securities Risks: Some of the risks involved with distressed securities include legal difficulties and negotiations with creditors and other claimants that are common when dealing with distressed companies. Because of the relative illiquidity of distressed debt and equity, short sales are difficult, and most funds are primarily long. Some relative value trades are possible, selling short one class of a distressed company’s capital structure and purchasing another. Among the many risks associated with distressed investing are the time lag between when an investment is made and when the value of the investment is realized and the legal and other monitoring costs that are involved in protecting the value of the fund’s claims.

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Smaller Capitalization Risks: The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

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Credit Risks: Debt obligations are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due. There is also the risk that the securities could lose value because of a loss of confidence in the ability of the borrower to pay back debt. Non-investment grade debt—also known as “high-yield bonds” and “junk bonds”—have a higher risk of default and tend to be less liquid than higher-rated securities.

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Interest Rate Risks: Fixed income securities are subject to the risk that the securities could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Debt obligations with longer maturities sometimes offer higher yields, but are subject to greater price shifts as a result of interest rate changes than debt obligations with shorter maturities.

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Foreign Securities Risks: The Portfolio may invest in foreign securities, foreign currency contracts and depository receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a Portfolio that invests only in developed country financial markets.

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Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company. This may make the value of the Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company. As a non-diversified portfolio, the Portfolio has greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Long/Short Equity – Growth – 1 Portfolio

Investment Objective

The Long/Short Equity – Growth – 1 Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in U.S. domestic equity securities.  The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies).  The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

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Market Neutral Equity Strategies: The Portfolios may employ strategies designed to exploit equity market inefficiencies, which involves being simultaneously invested in long and short matched equity portfolios generally of the same size, usually in the same market. These strategies are typically constructed to attempt to be beta neutral and attempt to control the industry, sector, market capitalization and other potential market bias exposures.

•
Long/Short Equity Strategies: The Portfolios may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

Principal Investment Risks

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Aggressive Investment Risks: The Portfolios may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although many of the Portfolios use hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and some Portfolios may use long only or short only strategies. The absolute return strategies employed by the Portfolios generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolios’ arbitrage investment strategies is that the underlying relationships between securities in which a Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolios may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, a Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolios desire.

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Derivative Securities Risks: The Portfolios may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of a Portfolio. A Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

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Privately Negotiated Options Risks: The Portfolios intend to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolios. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option.  As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolios will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolios may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty.  The Portfolios will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

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Smaller Capitalization Risks: The Portfolios may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

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Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company.  This may make the value of a Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company.  As non-diversified portfolios, the Portfolios have greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

The Energy and Natural Resources – 1 Portfolio

Investment Objective

The Energy and Natural Resources – 1 Portfolio seeks to achieve capital appreciation and capital preservation.

Principal Investment Strategies and Policies

To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its total assets in U.S. domestic equity securities and master limited partnerships within the energy and natural resources sectors.  The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies).  The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt, options and futures contracts, privately negotiated options, and shares of investment companies.

The principal strategies to be employed by the Portfolio include:

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Market or Sector Timing/Trading Strategies: The Portfolio may employ strategies designed to benefit from cyclical relationships between movement in certain market indices, sectors, security types, etc. that have demonstrated a degree of consistency and correlation to past movements similar in nature and magnitude.

•
Long/Short Equity Strategies: The Portfolio may utilize strategies that employ long and short trading strategies applied to common stock, preferred stock and convertible securities of U.S. and foreign issuers. These strategies are typically constructed marginally net long in position, and attempt to yield a low beta (a measure of volatility) and also seek to dampen the effects of industry, sector, market capitalization and other potential bias exposures.

Principal Investment Risks

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Aggressive Investment Risks: The Portfolios may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although many of the Portfolios use hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and some Portfolios may use long only or short only strategies. The absolute return strategies employed by the Portfolios generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks: The principal risk associated with the Portfolios’ arbitrage investment strategies is that the underlying relationships between securities in which a Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Short Sale/Put and Call Options Risks: The Portfolios may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, a Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolios desire.

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Derivative Securities Risks: The Portfolios may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, and interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of a Portfolio. A Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

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Privately Negotiated Options Risks: The Portfolios intend to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolios. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option.  As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolios will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolios may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty.  The Portfolios will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

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Smaller Capitalization Risks: The Portfolios may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements then larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

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Foreign Securities Risks: The Portfolio may invest in foreign securities, foreign currency contracts and depository receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a Portfolio that invests only in developed country financial markets.

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Energy and Natural Resources Industries Risks: The Portfolio’s investments will be concentrated in the energy and natural resources industries, which may present more risks than if it were broadly diversified over numerous industries and sectors of the economy.  A downturn in the natural resources or energy industries would have a larger impact on the Portfolio than on an investment company that does not concentrate in such industries.  Such industries can be significantly affected by supply and demand for the indicated commodities and related services, exploration and production spending, government regulations, world events and economic conditions.  The base metals, metals, paper, food and agriculture, forestry products, gas, oil and other commodities industries can be significantly affected by events relating to international political developments, the success of exploration projects, commodity prices, and tax and government regulations.  The stock prices of energy and natural resources companies, some of which have experienced substantial price increases in recent periods, may also experience greater price volatility than other types of common stocks.  Securities issued by such issuers are sensitive to changes in the prices of, and in supply and demand for, the indicated commodities.  The value of securities issued by energy and natural resources companies may be affected by changes in overall market movements, changes in interest rates, or factors affecting a particular industry or commodity, such as weather, embargoes, tariffs, policies of commodity cartels and international economic, political and regulatory developments.

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Non-Diversification Risks: The Portfolio is non-diversified and therefore may invest its assets in the securities of fewer issuers than a diversified investment company.  This may make the value of a Portfolio’s shares more susceptible to certain risks than shares of a diversified investment company.  As non-diversified portfolios, the Portfolios have greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

Other Investment Strategies

Each Portfolio also has the ability to employ strategies including (a) lending its portfolio securities to brokers, dealers and financial institutions; and (b) investing in warrants.

Each Portfolio may, from time to time, take temporary defensive positions that are inconsistent with such Portfolio’s principal investment strategy or strategies in attempting to respond to adverse market, economic, political or other conditions.  If such defensive positions are taken, a Portfolio may not achieve its investment objective.

The Advisor, in conjunction with the Portfolio Research Consultant (“PRC”), selects Sub-Advisors for each Portfolio. The Advisor and PRC review a wide range of factors in evaluating each Sub-Advisor including, but not limited to, past investment performance during various market conditions, investment strategies and processes used, structures of portfolios and risk management procedures, reputation, experience and training of key personnel, correlation of results with other Sub-Advisors, assets under management and number of clients. As part of its due diligence process, the Advisor utilizes the services of the PRC to conduct a comprehensive review of each Sub-Advisor, its investment processes and organization.  The Advisor and/or PRC conduct interviews of each Sub-Advisor’s personnel as well as interviews with third party references and industry sources.

The Advisor regularly evaluates each Sub-Advisor to determine whether its investment program is consistent with the investment objective of the Portfolio it manages and whether its investment performance is satisfactory. The Advisor may, subject to the approval of the Board of Trustees, change Sub-Advisors engaged by the Advisor to conduct the investment programs of each Portfolio without shareholder approval.

Additional Investment Risks

In addition to the Principal Risks of each of the Portfolios listed above, investing in any of the Portfolios may involve the following additional risks:

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Options and Futures Risks: Each Portfolio may invest in options and futures contracts. Each Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over the counter market. When options are purchased over the counter, a Portfolio bears the risk that the counter-party that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, a Portfolio may have difficulty closing out its positions.

Each Portfolio may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that the Portfolio owns. A covered put option is a put option with respect to which a Portfolio has segregated cash or liquid securities to fulfill the obligation by the option. The purchaser of a put or call option runs the risk of losing his entire investment, paid as the premium, in a relatively short period of time if the option is not “covered” at a gain or cannot be exercised at a gain prior to expiration. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

Each Portfolio may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the U.S. foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the U.S. foreign markets however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and that an investor may look only to the broker or counter-party for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission. The Portfolios may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons.

No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

Each Portfolio may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates a Portfolio to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor’s 500 Composite Stock Price Index, NASDAQ High Technology Index, or similar foreign indices. An interest rate futures contract obligates a Portfolio to purchase or sell an amount of a specific debt security at a future date at a specified price. A currency futures contract obligates a Portfolio to purchase or sell an amount of a specific currency at a future date at a future price.

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Securities Lending Risks: Each Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase the return on its portfolio. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities.

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Warrants Risks: Each Portfolio may invest in warrants, which are derivative instruments that permit, but do not obligate, the holder to purchase other securities. Warrants do not carry with them any right to dividends or voting rights. A warrant ceases to have value if it is not exercised prior to its expiration date.

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Reverse Repurchase Agreement Risks: Each Portfolio may invest in reverse repurchase agreements, which involve a sale of a security to a bank or securities dealer and the Portfolios’ simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in a loss to a Portfolio. Reverse repurchase agreements are a form of leverage, which also may increase the volatility of the Portfolios.

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Borrowing Risks: Because each Portfolio may borrow money from banks or other financial institutions to purchase securities, commonly referred to as “leveraging,” the Portfolio’s exposure to fluctuations in the prices of these securities is increased in relation to the Portfolio’s capital. Each Portfolio’s borrowing activities will exaggerate any increase or decrease in the net asset value of a Portfolio. In addition, the interest which a Portfolio must pay on borrowed money, together with any additional fees to maintain a line of credit or any minimum average balances required to be maintained, are additional costs which will reduce or eliminate any net investment profits. Unless profits on assets acquired with borrowed funds exceed the costs of borrowing, the use of borrowing will diminish the investment performance of the Portfolio compared with what it would have been without borrowing.

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High Portfolio Turnover Rate Risks: Each Portfolio’s investment strategies may result in high turnover rates.  Certain of the Portfolio’s investment strategies may result in portfolio turnover rates greater than 200%.  For the fiscal year ended December 31, 2007, the following portfolios had portfolio turnover rates greater than 200%: Long/Short Equity – Deep Discount – 1 (346%), Long/Short Equity – Healthcare/Biotech – 1 (212%), Long/Short – Equity – International – 1 (517%), Long/Short Equity – REIT – 1 (296%) and Merger Arbitrage – 1 (235%). This may increase the Portfolio’s short-term capital appreciation and increase brokerage commission costs. To the extent that a Portfolio experiences an increase in brokerage commissions due to a higher turnover rate, the performance of the Portfolio could be negatively impacted by the increased expenses incurred by the Portfolio. Rapid portfolio turnover also exposes shareholders to a higher current realization of capital gains and this could cause you to pay higher taxes.

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Initial Public Offerings Risks: Each Portfolio may purchase securities of companies in initial public offerings. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio to buy or sell significant amounts of shares without unfavorable impact on prevailing market prices. Some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies without revenues or operating income, or the near-term prospects of achieving them.

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Restricted Securities Risks: Each Portfolio may invest without limit in securities that are subject to restrictions on resale, such as Rule 144A securities. Rule 144A securities are securities that have been privately placed but are eligible for purchase and sale by certain qualified institutional buyers such as the Portfolios under Rule 144A under the Securities Act of 1933. Under the supervision of the Board of Trustees, the Portfolios will determine whether securities purchased under Rule 144A are illiquid. Each Portfolio is restricted to investing no more than 15% of its total assets in securities that are illiquid; that is, not readily marketable. If it is determined that qualified institutional buyers are unwilling to purchase these securities, the percent of a Portfolio’s assets invested in illiquid securities would increase.

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Other Investment Companies Risks: Each Portfolio may invest in or sell short shares of other investment companies, including exchange traded funds (ETFs) as a means to pursue its investment objective. As a result of this policy, your cost of investing in the Portfolios will generally be higher than the cost of investing directly in the underlying fund shares. You will indirectly bear fees and expenses charged by the underlying funds in addition to each Portfolio’s direct fees and expenses. Furthermore, the use of this strategy could affect the timing, amount and character of distributions to you and therefore may increase the amount of taxes payable by you.

The Advisor continuously monitors the investment positions owned by each Portfolio to ensure compliance with its investment objective and the investment restrictions detailed in the Prospectus and Statement of Additional Information (“SAI”). The Advisor generally expects each Portfolio’s assets to be invested across various industries.

PORTFOLIO HOLDINGS INFORMATION

A description of each Portfolio’s policies and procedures with respect to the disclosure of the portfolio securities is available in the Portfolios’ Statement of Additional Information.  Currently, disclosure of a Portfolio’s holdings is required to be, and is, made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to shareholders and in the quarterly holdings report on Form N-Q.  A list of each Fund’s underlying portfolio holdings as of each calendar quarter-end is available on the Fund’s website at www.aipfunds.com within 60 calendar days after the calendar quarter-end.  The calendar quarter-end portfolio holdings for each Fund will remain posted on the website until updated with required regulatory filings with the SEC.  The Annual and Semi-Annual Reports are available by contacting Underlying Funds Trust c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53202-0701 or calling 1-877-Low-Beta (1-877-569-2382).

INVESTMENT ADVISOR

Alternative Investment Partners, LLC, 600 Mamaroneck Avenue, Suite 400, Harrison, New York 10528, a registered investment advisor, is the Portfolios’ investment advisor (the “Advisor”). The Advisor is owned jointly by Asset Alliance Corporation, (“Asset Alliance”), a Delaware corporation that specializes in alternative investment management - specifically hedge funds and hedge fund products, and Mr. Lee Schultheis, one of the initial founders of the Advisor. As of February 29, 2008, Asset Alliance and its affiliated managers managed approximately $3.5 billion through various alternative investment products.  On August 14, 2008, the Board of Trustees approved the continuance of the Advisory Agreement (as defined herein).

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement will be available in the Trust’s annual report dated December 31, 2008.

Subject to the authority of the Trust’s Board of Trustees, the Advisor is responsible for the overall management of each Portfolio’s business affairs. The Advisor invests the assets of each Portfolio, either directly or by using Sub-Advisors, according to each Portfolio’s investment objective, policies and restrictions.  Development of each Portfolio’s portfolio investment strategies and allocations to Sub-Advisors is done on a team management basis in conjunction with the Trust’s portfolio research consultant. The Advisor furnishes at its own expense all of the necessary office facilities, equipment and personnel required for managing the assets of the Portfolios.

The fee each Portfolio pays the Advisor is higher than fees typically paid by other mutual funds. This higher fee is attributable in part to the higher expenses and the specialized skills associated with managing alternative investment strategies associated with an absolute return target objective. Pursuant to the Investment Advisory Agreement (the “Advisory Agreement”), each Portfolio pays the Advisor monthly an annual advisory fee of 2.50% of such Portfolio’s average daily net assets, excluding any direct or indirect use of leverage.

The Advisor has also entered into an Operating Services Agreement (the “Services Agreement”) with the Portfolios to provide virtually all day-to-day services to the Portfolios. Each Portfolio pays the Advisor an annual operating services fee of 0.50% of such Portfolio’s average daily net assets, excluding any direct or indirect use of leverage. The combined effect of the Advisory Agreement and the Services Agreement (the “Agreements”) is to place a cap or ceiling on each Portfolio’s ordinary annual operating expenses at 3.00% of the average daily net assets, excluding any direct or indirect use of leverage, of each Portfolio, excluding brokerage commissions and portfolio trading transfer tax, interest on Portfolio borrowing, dividends paid on short sales, taxes, litigation and other extraordinary expenses. On February 26, 2008, the Board of Trustees approved the Services Agreement.

Under the terms of the Agreements, subject to the supervision of the Board of Trustees, the Advisor will provide, or arrange to provide, essentially all day-to-day portfolio, administrative and operational services to the Portfolios and the Trust. The Advisor pays all fees and expenses associated with the services it provides, including, but not limited to, expenses of legal compliance, shareholder communications and meetings of the shareholders. The Advisor will pay all expenses related to marketing the Portfolios as well as related bookkeeping expenses.

PORTFOLIO RESEARCH CONSULTANT

The Advisor is responsible for selecting the research consultant to the Portfolios. Trust Advisors LLC, an investment advisor registered with the Securities and Exchange Commission, founded in 1989, located at 501 Kings Highway East, Suite 304, Fairfield, Connecticut 06825 (“Trust Advisors” or “PRC”), will provide the Advisor with background information and other such research on Sub-Advisors and prospective sub-advisors.  Trust Advisors also provides sub-advisory services to Lyxor Asset Management, a wholly owned subsidiary of Société Générale (“SG”).  Trust Advisors has constructed a multi manager, multi strategy fund of funds to serve as the investment master fund in the creation of SG structured products such as notes and warrants.  The Advisor utilizes the services of the PRC to conduct a comprehensive review of each Sub-Advisor, its investment process and organization. The PRC provides the Advisor with research on a wide range of factors on each Sub-Advisor including, but not limited to, past investment performance during various market conditions, investment strategies and processes used, structures of portfolios and risk management procedures, reputation, experience and training of key personnel, correlation of results with other Sub-Advisors and assets under management and number of clients. The Advisor and/or PRC will conduct interviews of each Sub-Advisors’ personnel as well as interviews with third party references and industry sources. The Advisor will allocate the assets of the Fund to each Portfolio in conjunction with the research conducted by the PRC. The fees payable with respect to the services provided by the PRC are paid by the Advisor directly from fees received pursuant to the Advisory Agreement, and are a monthly fee of 0.25% (on an annualized basis) of the average daily net assets of the Funds. The Advisor and the PRC are affiliated entities. On February 26, 2008, the Board of Trustees approved the Portfolio Research Consultant Agreement.

INVESTMENT SUB-ADVISORS

The Advisor is responsible for selecting the Sub-Advisors to manage the Portfolios. The Sub-Advisors will be engaged to manage the investments of a Portfolio in accordance with each Portfolio’s investment objective, policies and limitations and any investment guidelines established by the Advisor and the Board of Trustees. Each Sub-Advisor will be responsible, subject to the supervision and control of the Advisor and the Board of Trustees, for the purchase, retention and sale of securities in the Portfolio’s investment portfolio under its management. In order to facilitate the efficient supervision and management of the Sub-Advisors by the Advisor and the Trustees, the Advisor applied for, and the SEC approved, an exemptive order that permits the Advisor, subject to certain conditions and approval by the Board of Trustees but without shareholder approval, to hire new Sub-Advisors, change the terms of particular agreements with Sub-Advisors or continue the employment of existing Sub-Advisors after events that would otherwise cause an automatic termination of a sub-advisory agreement. Within 60 days of retaining a new Sub-Advisor, shareholders will receive notification of the change.

Each of the Sub-Advisors listed below rely upon respective advisory groups for the day-to-day management of the Portfolio that they manage. The Advisor will pay the Sub-Advisors monthly an annual fee based upon the net assets of the Portfolio advised by such Sub-Advisor from the 2.50% Advisory fee paid to the Advisor pursuant to the Advisory Agreement. The Portfolios are not responsible for the payment of the Sub-Advisory fees.  On February 26, 2008, the Board of Trustees approved the continuance of the Sub-Advisory Agreements.

A discussion regarding the basis for the Board of Trustees' approval of the sub-advisory agreements is available in the Trust's semi-annual report dated June 30, 2008.

Acumen Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with Acumen Capital Management, LLC (“Acumen”) .  Acumen is located at 99 Summer Street, Suite M105, Boston, MA 02110, and is a registered investment advisor.  Acumen provides investment advice and portfolio management services to businesses or institutional investors, investment companies and other pooled investment vehicles.  As of February 29, 2008, Acumen managed approximately $200 million in assets.

Alpha Equity Management, LLC:

The Advisor has entered into a sub-advisory agreement with Alpha Equity Management, LLC (“Alpha Equity”), to manage a portion of the Long/Short Equity – REIT – 1 Portfolio and Long/Short Equity – International – 1 Portfolio.  Alpha Equity is located at 90 State House Square, Suite 1100, Hartford, CT 06103, and is a registered investment advisor.  Alpha Equity provides investment advice and portfolio management services to institutional managed accounts, pooled investment vehicles and investment companies.  As of February 29, 2008, Alpha Equity managed approximately $222 million in assets.

AlphaStream Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with AlphaStream Capital Management, LLC (“AlphaStream”), to manage a portion of the Long/Short Equity – Momentum – 1 Portfolio. AlphaStream is located at 220 Montgomery Street, Suite 946, San Francisco, CA 94104, and is a registered investment advisor. AlphaStream provides investment advice and portfolio management services to investment companies, pooled investment vehicles and other corporate entities.  As of February 29, 2008, AlphaStream managed approximately $31 million in assets.

Castle Peak Asset Management, LLC:

The Advisor has entered into a sub-advisory agreement with Castle Peak Asset Management, LLC (“Castle Peak”), to manage a portion of the Long/Short Equity – Growth – 1 Portfolio. Castle Peak is located at 575 Market Street, Suite 1825, San Francisco, CA 94105, and is a registered investment advisor. Castle Peak provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Castle Peak managed approximately $38 million in assets.

Concise Capital Management, L.P.:

The Advisor has entered into a sub-advisory agreement with Concise Capital Management, L.P. (“Concise”), to manage a portion of the Deep Value Hedged Income – 1 Portfolio. Concise is located at 3211 Ponce de Leon Blvd., Suite 207, Coral Gables, FL 33134, and is a registered investment advisor. Concise provides investment advice and portfolio management services to high net worth individuals, investment companies, and other pooled investment vehicles.  As of February 29, 2008, Concise managed approximately $35 million in assets.

Deltec Asset Management, LLC:

The Advisor has entered into a sub-advisory agreement with Deltec Asset Management, LLC (“Deltec”), to manage a portion of the Global Hedged Income – 1 Portfolio. Deltec is located at 645 Fifth Avenue, New York, NY 10022, and is a registered investment advisor.  Deltec provides investment advice and portfolio management services to individuals, including high net worth individuals, investment companies, collateralized bond obligations, pension and profit-sharing plans, charitable organizations, pooled investment vehicles and other corporate entities.  As of February 29, 2008, Deltec managed over $1 billion in assets.

FrontFour Capital Group, LLC:

The Advisor has entered into a sub-advisory agreement with FrontFour Capital Group, LLC (“FrontFour”), to manage a portion of the Distressed Securities & Special Situations – 1 Portfolio. FrontFour is located at 230 Park Avenue, Suite 714, New York, NY 10169, and is a registered investment advisor.  FrontFour provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, FrontFour managed approximately $75 million in assets.

GAMCO Asset Management, Inc.:

The Advisor has entered into a sub-advisory agreement with GAMCO Asset Management, Inc. (“GAMCO”), to manage a portion of the Merger Arbitrage – 1 Portfolio.  GAMCO is located at One Corporate Center, Rye, NY 10580, and is a registered investment advisor.  GAMCO provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, investment companies, foundations, charitable organizations, pension and profit sharing plans, pooled investment vehicles, banking or thrift institutions, other corporate entities, and state and municipal governments. As of February 29, 2008, GAMCO and its affiliates managed approximately $31.6 billion in assets.

Goldberg Advisers, LLC:

The Advisor has entered into a sub-advisory agreement with Goldberg Advisers, LLC (“Goldberg”), to manage a portion of the Energy and Natural Resources – 1 Portfolio. Goldberg is located at 44 Montgomery Street, Suite 2100, San Francisco, CA 94104, and is a registered investment advisor.  Goldberg provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Goldberg managed approximately $25 million in assets.

Hovan Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with Hovan Capital Management, LLC (“Hovan”), to manage a portion of the Long/Short Equity – Healthcare/Biotech – 1 Portfolio.  Hovan is located at 81 Beach Road, Belvedere, CA, 94920, and is a registered investment advisor.  Hovan provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies and other pooled investment vehicles.  As of February 29, 2008, Hovan managed approximately $50 million in assets.

KDC Investment Management, LP:

The Advisor has entered into a sub-advisory agreement with KDC Investment Management, LP (“KDC”), to manage a portion of the Distressed Securities & Special Situations – 1 Portfolio. KDC is located at 900 Third Avenue, Suite 1000, New York, NY 10022, and is a registered investment advisor. KDC provides investment advice and portfolio management services to investment companies, other pooled investment vehicles, and institutional managed accounts.  As of February 29, 2008, KDC managed approximately $103 million in assets.

NEF Advisors, LLC:

The Advisor has entered into a sub-advisory agreement with NEF Advisors, LLC (“NEF”), to manage a portion of the Energy and Natural Resources – 1 Portfolio.  NEF is located at 527 Madison Avenue, 6th Floor, New York, NY 10022, and is a registered investment advisor.  NEF provides investment advice and portfolio management services to investment companies.  As of June 20, 2008, NEF managed approximately $14 million in assets.

Nicholas Investment Partners, L.P.:

The Advisor has entered into a sub-advisory agreement with Nicholas Investment Partners, L.P. (“Nicholas”), to manage a portion of the Arbitrage – 1 Portfolio.  Nicholas is located at 6451 El Sicomero Street, Rancho Santa Fe, CA 92067, and is a registered investment advisor. Nicholas provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies and other pooled investment vehicles.  As of February 29, 2008, Nicholas managed approximately $233 million in assets.

Opportunity Research Group, LLC:

The Advisor has entered into a sub-advisory agreement with Opportunity Research Group, LLC (“Opportunity”), to manage a portion of the Distressed Securities & Special Situations – 1 Portfolio.  Opportunity is located at 11111 Santa Monica Blvd., Suite 1450, Los Angeles, CA 90025, and is a registered investment advisor.  Opportunity provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Opportunity managed approximately $34 million in assets.

Osage Energy Partners, L.P.:

The Advisor has entered into a sub-advisory agreement with Osage Energy Partners, L.P. (“Osage”), to manage a portion of the Energy and Natural Resources – 1 Portfolio. Osage is located at 25227 Grogans Mill Road, Suite 125, The Woodlands, TX 77380, and is a registered investment advisor.  Osage provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies, pooled investment vehicles and other corporate entities.  As of February 29, 2008, Osage managed approximately $41 million in assets.

Pacificor, LLC:

The Advisor has entered into a sub-advisory agreement with Pacificor, LLC (“Pacificor”), to manage a portion of the Deep Value Hedged Income – 1 Portfolio.  Pacificor is located at 740 State Street, Suite 202, Santa Barbara, CA 93101, and is a registered investment advisor.  Pacificor provides investment advice and portfolio management services to investment companies, pension and profit-sharing plans, pooled investment vehicles, charitable organizations and other corporate entities.  As of February 29, 2008, Pacificor managed approximately $495 million in assets.

Quattro Global Capital, LLC:

The Advisor has entered into a sub-advisory agreement with Quattro Global Capital, LLC (“Quattro”), to manage a portion of the Distressed Securities & Special Situations – 1 Portfolio.  Quattro is located at 546 Fifth Avenue, 19th Floor, New York, NY 10036, and is a registered investment advisor. Quattro provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Quattro managed approximately $796 million in assets.

Sage Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with Sage Capital Management, LLC (“Sage”), to manage a portion of the Arbitrage – 1 Portfolio. Sage is located at 665 South Orange Avenue, Suite 3, Sarasota, FL 34236, and is a registered investment advisor. Sage provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies, other pooled investment vehicles and pension and profit-sharing plans.  As of February 29, 2008, Sage managed approximately $153 million in assets.

Seagate Global Advisors, LLC:

The Advisor has entered into a sub-advisory agreement with Seagate Global Advisors, LLC (“Seagate”), to manage a portion of the Global Hedged Income – 1 Portfolio.  Seagate is located at 119 W. Torrance Boulevard, Suite 2, Redondo Beach, CA 90277, and is a registered investment advisor.  Seagate provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Seagate managed approximately $570 million in assets.

Simran Capital Management, LLC:

The Advisor has entered into a sub-advisory agreement with Simran Capital Management, LLC (“Simran”), to manage a portion of the Deep Value Hedged Income – 1 Portfolio. Simran is located at 161 North Clark Street, 47th Floor, Chicago, IL 60601, and is a registered investment advisor. Simran provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Simran managed approximately $102 million in assets.

Smith Breeden Associates, Inc.:

The Advisor has entered into a sub-advisory agreement with Smith Breeden Associates, Inc. (“Smith Breeden”), to manage a portion of the Arbitrage – 2 Portfolio.  Smith Breeden is located at 100 Europa Drive, Suite 200, Chapel Hill, NC 27517, and is a registered investment advisor.  Smith Breeden provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, banking and thrift institutions, investment companies, pension and profit sharing plans, pooled investment vehicles, state and municipal government entities, foundations and insurance funds.  As of February 29, 2008, Smith Breeden managed approximately $29.3 billion in assets.

Starboard Capital Partners, L.P.:

The Advisor has entered into a sub-advisory agreement with Starboard Capital Partners, L.P. (“Starboard”) .  Starboard is located at 3000 Weslayan Street, Suite 385, Houston, TX 77027, and is a registered investment advisor.  Starboard provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Starboard managed approximately $50 million in assets.

Sunnymeath Asset Management, Inc.:

The Advisor has entered into a sub-advisory agreement with Sunnymeath Asset Management, Inc. (“Sunnymeath”), to manage a portion of the Long/Short Equity – Deep Discount Value – 1 Portfolio.  Sunnymeath is located at 10 Mechanic Street, Suite 200, Red Bank, NJ 07701, and is a registered investment advisor.  Sunnymeath provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies, pension and profit-sharing plans, other pooled investment vehicles and charitable organizations.  As of February 29, 2008, Sunnymeath managed approximately $95 million in assets.

TWIN Capital Management, Inc.:

The Advisor has entered into a sub-advisory agreement with TWIN Capital Management, Inc. (“TWIN Capital”), to manage a portion of the Long/Short Equity – Momentum – 1 Portfolio.  TWIN Capital is located at 3244 Washington Road, Suite 202, McMurray, PA 15317, and is a registered investment advisor.  TWIN Capital provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, investment companies, pension and profit sharing plans, pooled investment vehicles, other corporate entities, and state and municipal governments.  As of February 29, 2008, TWIN Capital managed approximately $801 million in assets.

Zacks Investment Management, Inc.:

The Advisor has entered into a sub-advisory agreement with Zacks Investment Management, Inc. (“Zacks”), to manage a portion of the Long/Short Equity – Earnings Revision – 1 Portfolio.  Zacks is located at 100 North Riverside Plaza, Suite 2200, Chicago, IL 60606, and is a registered investment advisor.  Zacks provides investment advice, management services and portfolio management services to individually managed accounts for individuals, high net worth individuals, banking or thrift institutions, investment companies, pension and profit sharing plans, pooled investment vehicles and state or municipal government entities.  As of February 29, 2008, Zacks managed approximately $1.7 billion in assets.

PORTFOLIO MANAGERS

Lee W. Schultheis has been the Chief Executive Officer, Chief Investment Officer and Managing Member of the Advisor since 2002. Prior to organizing the Advisor, Mr. Schultheis was Chief Operating Officer of Kinetics Asset Management, Inc. and President of Kinetics Funds Distributor, Inc. from 1999 to 2002. Mr. Schultheis has more than 20 years of investment industry experience. Mr. Schultheis received a Bachelor of Science degree from Cornell University. While the Portfolios are team managed, Mr. Schultheis may, in certain circumstances, override decisions made by the other portfolio managers.

Trust Advisors LLC (an affiliate of the Advisor and the Portfolio Research Consultant to the Portfolios)
Mr. Mark R. Tonucci co-founded and has been a Managing Director of Trust Advisors LLC since 1989. Mr. Tonucci has more than 30 years experience in the investment management, mutual fund and trust industries. Mr. Tonucci holds a B.A. from Southern Connecticut State University and an MBA in Financial and Economics from the University of New Haven. Prior to forming Trust Advisors, Mr. Tonucci was a senior vice president at Evaluation Associates where he worked to develop an investment management practice to service the institutional market.

Mr. Michael E. Portnoy co-founded and has been a Managing Director of Trust Advisors LLC since 1989. Mr. Portnoy’s responsibilities include product design, portfolio construction, Sub-Advisor due diligence, manager selection and performance reporting. Mr. Portnoy holds a B.A. from Ohio Wesleyan and an MBA from Capital University. Prior to forming Trust Advisors, Mr. Portnoy was a senior vice president at Evaluation Associates where he developed the firm’s institutional mutual fund and consulting business.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Funds.

NET ASSET VALUE

The net asset value per share of each Portfolio will be determined each day the New York Stock Exchange (“NYSE”) is open for business as of the close of regular trading (normally, 4:00 p.m. Eastern time) and will be computed by determining the aggregate market value of all assets of a Portfolio less its liabilities divided by the total number of shares outstanding.  The NYSE is closed on weekends and most national holidays. The determination of net asset value for a particular day is applicable to all applications for the purchase of shares, as well as all requests for the redemption of shares, received before the close of trading on the NYSE on that day. If events occur during the course of a day on which a Portfolio determines its NAV which, in the Advisor’s opinion, materially affects the value of one or more portfolio securities, these securities will be valued at their fair value as determined in good faith by the policies and procedures adopted by the Board of Trustees. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. There can be no assurance that a Portfolio could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which a Portfolio determines its net asset value per share.

Options and futures contracts listed for trading on a securities exchange or board of trade shall be valued: (a) at the last quoted price, or (b) at the mean of the last bid and asked prices. In the absence of a sale, Options not listed for trading on a securities exchange or board of trade for which over-the-counter market quotations are readily available shall be valued at the mean of the current bid and asked prices.

Trading in Foreign Securities

Trading in foreign securities may be completed at times that vary from the closing of the NYSE. In computing the net asset value, the Portfolios value foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Some foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as provided by an approved pricing service. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If these events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Trust’s Board of Trustees.

HOW TO PURCHASE SHARES

Beneficial interests in each of the Portfolios are sold without a sales load, at the NAV next determined after an order is received by a Portfolio. Investments in a Portfolio are sold solely in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, insurance company separate accounts and certain qualified pension and retirement plans. This Prospectus does not constitute an offer to sell, nor the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

EXCHANGE PRIVILEGE

You may exchange your interest in a Portfolio for an interest in any other Portfolio offered by the Trust. You should carefully read the Prospectus of the other Portfolio before exchanging shares into that Portfolio. Be advised that exercising the exchange privilege consists of two transactions: a withdrawal of interest in one Portfolio and the contribution of interest in another. You should request your exchange prior to market close to obtain that day’s NAV. Exchange requests received after the close of the NYSE will be treated as though received on the next business day.

REDEMPTIONS

An investor in a Portfolio may redeem all or any portion of its investment at the NAV next determined after a redemption request in good order is received by such Portfolio. The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the business day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

Each Portfolio reserves the right to pay the redemption price of a beneficial interest in kind, i.e., readily marketable securities. Unless requested by an investor or deemed by the Advisor to be in the best interests of the investors in a Portfolio as a group, the Portfolio will not pay a redemption-in-kind to an investor.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

TAX STATUS, DIVIDENDS AND DISTRIBUTIONS

Each Portfolio intends to distribute substantially all of its net investment income and net capital gains in December. Both distributions will be reinvested in shares of the particular Portfolio unless you elect to receive cash. Dividends from net investment income (including any excess of net short-term capital gain over net long-term capital loss) are taxable to investors as ordinary income or qualified dividend income, while distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss) are generally taxable as long-term capital gain, regardless of your holding period for the shares. Any dividends or capital gain distributions you receive from a Portfolio will normally be taxable to you when made, regardless of whether you reinvest dividends or capital gain distributions or receive them in cash. If you elect to have dividends and/or capital gains paid in cash, and the U.S. Postal Service cannot deliver the check, or if a check remains outstanding for six months, each Portfolio reserves the right to reinvest the distribution check into your account, at the Portfolio’s current net asset value, and to reinvest all subsequent distributions.

Each Portfolio expects that, as a result of its investment objectives and strategies, its distributions will consist primarily of short-term capital gains, which are taxable as ordinary income. A portion of the ordinary income dividends paid to you by a Portfolio may be qualified dividends eligible for taxation at long-term capital gain rates. Certain dividends or distributions declared in October, November or December will be taxed to shareholders as if received in December if they are paid during the following January. Each year the Portfolios will inform you of the amount and type of your distributions. IRAs and other qualified retirement plans are exempt from federal income taxation.

Your redemptions, including exchanges, may result in a capital gain or loss for federal tax purposes. A capital gain or loss on your investment is the difference between the cost of your shares, including any sales charges, and the amount you receive when you sell them.

On the account application, you will be asked to certify that your social security number or taxpayer identification number is correct and that you are not subject to backup withholding for failing to report income to the IRS. If you are subject to backup withholding or you did not certify your taxpayer identification number, the IRS requires the Portfolios to withhold a percentage of any dividend and redemption or exchange proceeds. The Portfolios reserve the right to reject any application that does not include a certified social security or taxpayer identification number.

This summary is not intended to be and should not be construed to be legal or tax advice to any current holder of a Portfolio’s shares. You should consult your own tax advisors to determine the tax consequences of owning shares in a Portfolio.

UNDERLYING FUNDS TRUST

Advisor	Alternative Investment Partners, LLC 600 Mamaroneck Avenue, Suite 400 Harrison, NY 10528
Selling Agent	Quasar Distributors, LLC 615 East Michigan Street Milwaukee, WI 53202
Legal Counsel	Blank Rome LLP 405 Lexington Avenue New York, NY 10174
Fund Administrator and Fund Accountant	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Custodian	Custodial Trust Company 101 Carnegie Center Princeton, NJ 08540
Independent Registered Public Accounting Firm	KPMG LLP 777 East Wisconsin Avenue, Suite 1500 Milwaukee, WI 53202

Underlying Funds Trust

STATEMENT OF ADDITIONAL INFORMATION

December 30 , 2008

This Statement of Additional Information (“SAI”) is not a prospectus and should be read in conjunction with the prospectus of the Underlying Funds Trust (the “Trust”) dated December 30 , 2008, a copy of which may be obtained without charge by contacting the Portfolios’ transfer agent, U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53202-0701 or by calling 1-877-Low-Beta.  The audited financial statements for the Trust for the fiscal year ended December 31, 2007 are incorporated herein by reference to the Trust’s Annual Report at December 31, 2007, as filed with the Securities and Exchange Commission.  The Annual Report may be obtained without charge by contacting the Portfolios’ transfer agent, as noted above.

This SAI is being filed as a part of the registration statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely in selling agent transactions to eligible investors that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in the Portfolios may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans. Neither this SAI nor the Registration Statement as a whole constitutes an offer to sell or the solicitation of an offer to buy any beneficial interests in the Portfolios.

TABLE OF CONTENTS

The Trust	3

Investment Restrictions	4

Investment Objective and Policies	6

Management	20

Control Persons and Principal Holders	25

Investment Advisor, Sub-Advisors and Research Consultant	25

Proxy Voting Policies and Procedures	37

The Selling Agent	38

Allocation of Portfolio Brokerage	39

Portfolio Holdings Information	40

Portfolio Turnover	41

Fund Administration	42

Fund Accounting and Transfer Agent	42

Custodian	43

Purchase, Redemption and Pricing of Beneficial Interests	43

Tax Status	45

Independent Registered Public Accounting Firm	48

Legal Counsel	48

Report to Shareholders	48

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THE TRUST

Underlying Funds Trust (the “Trust”), an open-end management investment company, was organized as a Delaware statutory trust on March 27, 2006. The Trust is comprised of several series (the “Portfolios”), each of which is non-diversified. AIP Alternative Strategies Funds (the “Fund Trust”) is a Delaware statutory trust, established on April 12, 2002. The Fund Trust is comprised of a series of mutual funds, all of which are classified as non-diversified open-end management investment companies (the “Funds”). The Funds and Portfolios are set up in a fund-of-funds structure whereby each Fund invests all of its investable assets in more than one Portfolio. The Trust may start another series and offer shares of a new Portfolio under the Trust at any time.  The Trust’s fiscal year end is December 31.

The authorized capitalization of the Trust consists of an unlimited number of shares of beneficial interest. Each investor in a Portfolio is entitled to participate equally in the Portfolio’s earnings and assets.

Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in the Portfolio. Portfolio investors will vote together in certain circumstances (e.g. election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of the votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in a Portfolio (if the meeting relates solely to that Portfolio), or investors holding at least 10% of the aggregate interests in the Trust (if the meeting relates to the Trust and not specifically to a Portfolio) requests in writing a meeting of investors. Changes in fundamental policies or limitations will be submitted to investors for approval.

The Trust is organized as a statutory trust under the laws of the State of Delaware. Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest in the Portfolio. The Declaration of Trust provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligation out of its assets.

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INVESTMENT RESTRICTIONS

The following investment restrictions have been adopted by the Trust as fundamental policies of each Portfolio and may be changed only by the affirmative vote of a majority of the outstanding voting securities of such Portfolio.  As used in this Statement of Additional Information and in the Prospectus, the term “majority of the outstanding voting securities of a Portfolio” means the vote of whichever is less:

(1)
67% or more of the beneficial interests of a Portfolio represented at a meeting, if the holders of more than 50% of the outstanding beneficial interests of a Portfolio are present or represented by proxy, or

(2)	more than 50% of the outstanding beneficial interests of a Portfolio.

These investment restrictions provide that:

(1)	A Portfolio may not issue senior securities other than to evidence indebtedness, borrowings or short sales as permitted.

(2)	A Portfolio may not borrow money except that it may borrow:

(a)	for leveraging purposes,
(b)	from banks for temporary or emergency purposes, such as to meet unanticipated shareholder redemptions, or
(c)	by entering into reverse repurchase agreements,

if, immediately after any such borrowing, the value of the Portfolio’s assets, including all borrowings then outstanding less its liabilities, is equal to at least 300% of the aggregate amount of borrowings then outstanding (for the purpose of determining the 300% asset coverage, the Portfolio’s liabilities will not include amounts borrowed). Any such borrowings may be secured or unsecured. Each Portfolio may issue securities (including senior securities) appropriate to evidence the indebtedness, including reverse repurchase agreements, which the Portfolio is permitted to incur.

(3)
A Portfolio may not underwrite or participate in the marketing of securities issued by other persons except to the extent that a Portfolio may be deemed to be an underwriter under federal securities laws in connection with the disposition of portfolio securities.

(4)	A Portfolio may not concentrate its investments in any industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities.

(5)
A Portfolio may not purchase or sell real estate or real estate mortgage loans as such, but this restriction shall not prevent the Portfolio from investing in readily marketable interests in real estate investment trusts, readily marketable securities of companies that invest in real estate, or obligations secured by real estate or interests therein.

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(6)	A Portfolio will not lend any of its assets, except as permitted under the Securities Lending restrictions set forth in the Prospectus.

(7)
A Portfolio may not pledge, mortgage or hypothecate its assets, except to secure borrowings (as set forth above under Investment Restriction 2(a) above), or with respect to a securities lending program. Notwithstanding anything to the contrary herein, each Portfolio may pledge collateral in connection with investments in certain derivative transactions permitted in the Prospectus and this Statement of Additional Information.

(8)	A Portfolio may not purchase or sell commodities or commodity contracts.

Non-fundamental investment restrictions may be amended by a majority vote of the Trustees of the Trust without obtaining shareholder approval. Under the non-fundamental investment restrictions:

(1)
A Portfolio may not invest more than 15% of the value of its net assets, taken at the time of investment, in illiquid securities. Illiquid securities are those securities without readily available market quotations, including repurchase agreements having a maturity of more than seven days. Illiquid securities may include restricted securities not determined by the Trustees to be liquid, non-negotiable time deposits, over-the-counter options, and repurchase agreements providing for settlement in more than 7 days after notice.

(2)
A Portfolio may not sell short securities having a total market value in excess of 100% of the value of the net assets of the Portfolio, and the value of the securities of any one issuer in which the Portfolio is short may not exceed the lesser of: (x) 10% of the value of a Portfolio’s net assets or (y) 10% of the securities of any class of any issuer.

(3)
A Portfolio may not (a) sell covered call options the underlying securities of which have an aggregate value (determined as of the date the calls are sold) exceeding 50% of the value of the net assets of a Portfolio; or (b) invest in put options to the extent that the premiums on protective put options exceed 25% of the value of its net assets; provided that the provisions of this paragraph shall not prevent the purchase, ownership, holding or sale of forward contracts with respect to foreign securities or currencies.

(4)	A Portfolio may not purchase securities of other investment companies, except in accordance with the 1940 Act.

If a particular percentage restriction on investment or utilization of assets as set forth above, is adhered to at the time an investment is made, a later change in percentage resulting from a change in values or assets will not constitute a violation. However, if at any time borrowings exceed 33 1/3% of total assets, a Portfolio must reduce its borrowings within three business days thereafter. A Portfolio may exchange securities, exercise any conversion rights or exercise warrants or any other rights to purchase common stock or other equity securities and may hold such securities so acquired without regard to the foregoing investment restrictions.

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INVESTMENT OBJECTIVE AND POLICIES

Each Portfolio’s investment objective is as follows. There is no assurance that a Portfolio will achieve its objective.

Each Portfolio’s investment objective is to contribute to achieving consistent absolute returns with low to moderate correlation to traditional financial market indices. The Portfolios are being offered only to certain eligible investors in selling agent transactions and such investors will invest in more than one Portfolio at any one time. The anticipated effect being that the Portfolios, when considered in the aggregate, deliver consistent absolute returns with low to moderate correlation to traditional market indices, notwithstanding that a single Portfolio may not have that objective.

Each Portfolio’s investment objective may be changed without shareholder approval.

As set forth below, each Portfolio has a distinct focus in accordance with which it employs certain investment strategies:

▪	The Arbitrage - 1 Portfolio focuses on opportunities to take advantage of perceived discrepancies in the market prices of certain convertible bonds and common stock.

▪	The Arbitrage - 2 Portfolio focuses on opportunities to take advantage of perceived discrepancies in the market prices of certain fixed income and derivative securities.

▪	The Merger Arbitrage - 1 Portfolio focuses on investing in announced merger and acquisition transactions and in companies that may be attractive acquisition targets.

▪	The Long/Short Equity - Earnings Revision - 1 Portfolio focuses on the revisions of earnings estimates on the companies in which it invests.

▪	The Long/Short Equity - Momentum - 1 Portfolio focuses on the relative near-term price performance of the companies in which it invests.

▪	The Long/Short Equity - Deep Discount Value - 1 Portfolio focuses on the fundamental valuations relative to current market price of the companies in which it invests.

▪	The Long/Short Equity - International - 1 Portfolio seeks to capture some of the inefficiencies in market pricing of equity securities domiciled outside the U.S.

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▪	The Long/Short Equity - REIT - 1 Portfolio seeks to capture some of the inefficiencies in market pricing of U.S. commercial real estate.

▪	The Distressed Securities & Special Situations - 1 Portfolio seeks to invest in companies in financial distress.

▪	The Global Hedged Income - 1 Portfolio focuses on investing in global securities and financial instruments, with an emphasis on sovereign fixed income securities.

▪	The Long/Short Equity - Healthcare/Biotech - 1 Portfolio seeks to invest in equities of industry groups within the healthcare/biotech sector.

▪	Deep Value Hedged Income – 1 Portfolio seeks to invest in high yield, stressed and/or distressed securities, targeting recession resistant companies.

▪	The Long/Short Equity – Growth – 1 Portfolio seeks to invest in U.S. domestic equity securities.

▪	The Energy and Natural Resources – 1 Portfolio seeks to invest in U.S. domestic equity securities and master limited partnerships in the energy and natural resources sectors.

A more detailed discussion of one of the investment strategies and policies described in the Prospectus (see “Investment Objective, Principal Investment Strategies, Policies and Principal Risks”) appears below:

Merger Arbitrage

Although a variety of strategies may be employed depending upon the nature of the reorganizations selected for investment, the most common merger arbitrage activity involves purchasing the shares of an announced acquisition target at a discount from the expected value of such shares upon completion of the acquisition. The size of the discount, or spread, and whether the potential reward justifies the potential risk are functions of numerous factors affecting the riskiness and timing of the acquisition. Such factors include the status of the negotiations between the two companies (for example, spreads typically narrow as the parties advance from an agreement in principle to a definitive agreement), the complexity of the transaction, the number of regulatory approvals required, the likelihood of government intervention on antitrust or other grounds, the type of consideration to be received and the possibility of competing offers for the target company.

Because the expected gain on an individual arbitrage investment is normally considerably smaller than the possible loss should the transaction be unexpectedly terminated, Portfolio assets will not be committed unless the proposed acquisition or other reorganization plan appears to Alternative Investment Partners, LLC (the “Advisor” or “Alternative Investment Partners”) to have a substantial probability of success. The expected timing of each transaction is also extremely important since the length of time that a Portfolio’s capital must be committed to any given reorganization will affect the rate of return realized by the Portfolio, and delays can substantially reduce such returns. See “Portfolio Turnover.”

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Trading to seek short-term capital appreciation can be expected to cause a Portfolio’s portfolio turnover rate to be substantially higher than that of the average equity-oriented investment company and, as a result, may involve increased brokerage commission costs which will be borne directly by the Portfolio and ultimately by its investors. See “Allocation of Portfolio Brokerage” and “Portfolio Turnover.” Certain investments of a Portfolio may, under certain circumstances, be subject to rapid and sizable losses, and there are additional risks associated with a Portfolio’s overall investment strategy, which may be considered speculative.

Special Risks of Over-the-Counter Options Transactions

As part of their portfolio strategies, the Portfolios may engage in transactions in options that are traded over-the-counter (“OTC transactions”). OTC transactions differ from exchange-traded transactions in several respects. OTC transactions are transacted directly with dealers and not with a clearing corporation. Without the availability of a clearing corporation, OTC transaction pricing is normally done by reference to information from market makers, which information is carefully monitored by the Advisor and verified in appropriate cases.

As the OTC transactions are transacted directly with dealers, there is a risk of nonperformance by the dealer as a result of the insolvency of such dealer or otherwise, in which event a Portfolio may experience a loss. An OTC transaction may only be terminated voluntarily by entering into a closing transaction with the dealer with whom the Portfolio originally dealt. Any such cancellation, if agreed to, may require a Portfolio to pay a premium to that dealer. In those cases in which a Portfolio has entered into a covered transaction and cannot voluntarily terminate the transaction, the Portfolio will not be able to sell the underlying security until the investment instrument expires or is exercised or different cover is substituted. In such cases, the Portfolio may not be able to sell an underlying security even though it might otherwise be advantageous to do so.

It is each Portfolio’s intention to enter into OTC transactions only with dealers which agree to, and which are expected to be capable of, entering into closing transactions with the Portfolio, although there is no assurance that a dealer will voluntarily agree to terminate the transaction. There is also no assurance that a Portfolio will be able to liquidate an OTC transaction at any time prior to expiration. OTC transactions for which there is no adequate secondary market will be considered illiquid.

Additional Information on Investment Securities

Each Portfolio may invest in the following types of securities including those discussed in the Prospectus:

EQUITY SECURITIES: Each Portfolio will invest in equity securities consistent with its investment objective and strategies. An equity security, or stock, represents a proportionate share of the ownership of a company; its value is based on the success of the company’s business, any income paid to stockholders, the value of its assets, and general market conditions. Common stocks and preferred stocks are examples of equity securities. Equity securities, such as common stocks, represent shares of ownership of a corporation. Preferred stocks are equity securities that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets. Please see “Preferred Stock” below. Some preferred stocks may be convertible into common stock. Convertible securities are securities (such as debt securities or preferred stock) that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. Please see “Convertible Securities” below.

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To the extent a Portfolio invests in the equity securities of small or medium-size companies, it will be exposed to the risks of smaller sized companies. Small and medium-size companies often have narrower markets for their goods and/or services and more limited managerial and financial resources than larger, more established companies. Furthermore, those companies often have limited product lines, or services, markets, or financial resources, or are dependent on a small management group. In addition, because these stocks are not well-known to the investing public, do not have significant institutional ownership, and are followed by relatively few security analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, can decrease the value and liquidity of securities held by a Portfolio. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Portfolio’s portfolio.

PREFERRED STOCK: Each Portfolio may invest in preferred stocks. A preferred stock is a blend of the characteristics of a bond and common stock. It can offer the higher yield of a bond and has priority over common stock in equity ownership, but does not have the seniority of a bond and, unlike common stock, its participation in the issuer’s growth may be limited. Preferred stock has preference over common stock in the receipt of dividends and in any residual assets after payment to creditors should the issuer by dissolved. Although the dividend is set at a fixed annual rate, in some circumstances it can be changed or omitted by the issuer.

CONVERTIBLE SECURITIES: Each Portfolio may invest in convertible securities. A convertible security is a fixed-income security (a debt instrument or a preferred stock), which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stocks in an issuer’s capital structure, but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar nonconvertible security), a convertible security also gives an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the issuing company depending upon a market price advance in the convertible security’s underlying common stock.

INVESTMENT COMPANY SECURITIES: Each Portfolio may invest up to 25% of its assets in shares of other investment companies. A Portfolio may also invest in money market mutual funds in connection with its management of daily cash positions. Each Portfolio currently intends to limit its investments in securities issued by other investment companies, except for money market mutual funds, so that not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio, or its affiliated persons, as a whole. In addition to the advisory and operational fees each Portfolio bears directly in connection with its own operation, a Portfolio would also bear its pro rata portion of each other investment company’s advisory and operational expenses.

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A Portfolio’s investment in other investment companies may consist of shares of Exchange-Traded Funds (“ETFs”). ETFs are securities whose value tracks a well-known securities index or basket of securities. A Portfolio’s investments in ETFs are subject to its limitations on investments in other investment companies. The shares of an ETF may be assembled in a block (typically 50,000 shares) known as a creation unit and redeemed in kind for a portfolio of the underlying securities (based on the ETF’s net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit. A Portfolio’s ability to redeem creation units may be limited by the 1940 Act, which provides that the ETFs will not be obligated to redeem shares held by the Portfolio in an amount exceeding one percent of its total outstanding securities during any period of less than 30 days.

COMMERCIAL PAPER: Commercial paper consists of short-term unsecured promissory notes issued by corporations in order to finance their current operations. The Portfolios will only invest in commercial paper rated A-1 by Standard & Poor’s Ratings Group (“Standard & Poor’s”) or Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or unrated paper of issuers who have outstanding unsecured debt rated AA or better by Standard & Poor’s or Aa or better by Moody’s. Certain notes may have floating or variable rates. Variable and floating rate notes with a demand notice period exceeding seven days will be subject to each Portfolio’s policy with respect to illiquid investments unless, in the judgment of the Advisor, such note is liquid.

The rating of Prime-1 is the highest commercial paper rating assigned by Moody’s. Among the factors considered by Moody’s in assigning ratings are the following: valuation of the management of the issuer; economic evaluation of the issuer’s industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; evaluation of the issuer’s products in relation to competition and customer acceptance; liquidity; amount and quality of long-term debt; trend of earnings over a period of 10 years; financial strength of the issuer’s parent company and the relationships which exist with the issuer; and recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. These factors are all considered in determining whether the commercial paper is rated Prime-1. Issuers of commercial paper rated A (highest quality) by Standard & Poor’s have the following characteristics: liquidity ratios are adequate to meet cash requirements; long-term senior debt is rated “A” or better, although in some cases “BBB” credits may be allowed; the issuer has access to at least two additional channels of borrowing; basic earnings and cash flow have an upward trend with allowance made for unusual circumstances; typically, the issuer’s industry is well established and the issuer has a strong position within the industry; and the reliability and quality of management are unquestioned. The relative strength or weakness of the above factors determines whether the issuer’s commercial paper is rated A-1.

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REPURCHASE AGREEMENTS: Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (a member bank of the Federal Reserve System or recognized securities dealer) at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to repurchase the securities at the agreed upon price, which obligation is in effect secured by the value of the underlying security. A Portfolio may enter into repurchase agreements with respect to obligations in which the Portfolio is authorized to invest.

WARRANTS: A Portfolio may invest a portion of its assets in warrants. A warrant gives the holder a right to purchase at any time during a specified period a predetermined number of shares of common stock at a fixed price. Unlike convertible debt securities or preferred stock, warrants do not pay a fixed coupon or dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for resale of the warrants, potential price fluctuations as a result of speculation or other factors, and failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised (in which event the warrant may expire without being exercised, resulting in a loss of the Portfolios’ entire investment therein).

INITIAL PUBLIC OFFERINGS: A Portfolio may purchase shares in initial public offerings (IPOs). Because IPO shares frequently are volatile in price, the Portfolio may hold IPO shares for a very short period of time. This may increase the turnover of the Portfolio’s portfolio and may lead to increased expenses to the Portfolio, such as commissions and transaction costs. By selling shares, a Portfolio may realize taxable capital gains that it will subsequently distribute to shareholders. Investing in IPOs have added risks because their shares are frequently volatile in price. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Portfolio’s portfolio.

FOREIGN SECURITIES: Subject to each Portfolio’s investment policies and quality standards, a Portfolio may invest in the securities of foreign issuers listed on foreign securities exchanges or over-the-counter markets, or which are represented by American Depository Receipts and listed on domestic securities exchange or traded in the United States on over-the-counter markets.

Because the Portfolios may invest in foreign securities, an investment in a Portfolio involves risks that are different in some respects from an investment in a fund that invests only in securities of U.S. domestic issuers. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies. There may be less governmental supervision of securities markets, brokers and issuers of securities. Securities of some foreign companies are less liquid or more volatile than securities of U.S. companies, and foreign brokerage commissions and custodian fees are generally higher than in the United States. Settlement practices may include delays and may differ from those customary in United States markets. Investments in foreign securities may also be subject to other risks different from those affecting U.S. investments, including local political or economic developments, expropriation or nationalization of assets, restrictions on foreign investment and repatriation of capital, imposition of withholding taxes on dividend or interest payments, currency blockage (which would prevent cash from being brought back to the United States), and difficulty in enforcing legal rights outside the United States. Finally, there are many differences in government regulation and supervision of foreign securities exchanges, brokers, listed companies and banks compared to the United States. These differences could negatively impact foreign securities in which a Portfolio invests.

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WRITING COVERED CALL OPTIONS: Each Portfolio may write covered call options on equity securities to earn premium income, to assure a definite price for a security that the Portfolio has considered selling, or to close out options previously purchased. A call option gives the holder (buyer) the right to purchase a security at a specified price (the exercise price) at any time until a certain date (the expiration date). A call option is “covered” if a Portfolio owns the underlying security subject to the call option at all times during the option period.

When writing call options on securities, a Portfolio may cover its position by owning the underlying security on which the option is written. Alternatively, a Portfolio may cover its position by owning a call option on the underlying security, on a share for share basis, which is deliverable under the option contract at a price no higher than the exercise price of the call option written by the Portfolio or, if higher, by owning such call option and depositing and maintaining cash or liquid securities equal in value to the difference between the two exercise prices. In addition, a Portfolio may cover its position by depositing and maintaining cash or liquid securities equal in value to the exercise price of the call option written by the Portfolio. The principal reason for the Portfolios to write call options on securities held by the Portfolios is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone.

There is no assurance that a closing transaction can be effected at a favorable price. During the option period, the covered call writer has, in return for the premium received, given up the opportunity for capital appreciation above the exercise price should the market price of the underlying security increase, but has retained the risk of loss should the price of the underlying security decline.

WRITING COVERED PUT OPTIONS: The Portfolios may write covered put options on equity securities to assure a definite price for a security if they are considering acquiring the security at a lower price than the current market price or to close out options previously purchased. A put option gives the holder of the option the right to sell, and the writer has the obligation to buy, the underlying security at the exercise price at any time during the option period. The operation of put options in other respects is substantially identical to that of call options.

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When writing put options on securities, a Portfolio may cover its position by owning a put option on the underlying security, on a share for share basis, which is deliverable under the option contract at a price no lower than the exercise price of the put option written by the Portfolio or, if lower, by owning such put option and depositing and maintaining cash or liquid securities equal in value between the two exercise prices. In addition, a Portfolio may cover its position by depositing and maintaining cash or liquid securities equal in value to the exercise price of the put option written by the Portfolio.

The risks involved in writing put options include the risk that a closing transaction cannot be effected at a favorable price and the possibility that the price of the underlying security may fall below the exercise price, in which case a Portfolio may be required to purchase the underlying security at a higher price than the market price of the security at the time the option is exercised.

OPTIONS TRANSACTIONS GENERALLY: The Portfolios may write both covered and uncovered options. Option transactions in which the Portfolios may engage involve the specific risks described above as well as the following risks:

•	the writer of an option may be assigned an exercise at any time during the option period;
•	disruptions in the markets for underlying instruments could result in losses for options investors;
•	imperfect or no correlation between the option and the securities being hedged;
•	the insolvency of a broker could present risks for the broker’s customers; and
•	market imposed restrictions may prohibit the exercise of certain options.

In addition, the option activities of the Portfolios may affect their portfolio turnover rate and the amount of brokerage commissions paid by the Portfolios. The success of the Portfolios in using the option strategies described above depends, among other things, on the Advisor’s ability to predict the direction and volatility of price movements in the options and securities markets and the Advisor’s ability to select the proper time, type and duration of the options.

By writing call options, the Portfolios forgo the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit. Each Portfolio may also seek to earn additional income through receipt of premiums by writing covered put options. The risk involved in writing such options is that there could be a decrease in the market value of the underlying security. If this occurred, the option could be exercised and the underlying security would then be sold to each Portfolio at a higher price than its then current market value.

The Portfolios may purchase put and call options to attempt to provide protection against adverse price effects from anticipated changes in prevailing prices of securities. The purchase of a put option generally protects the value of portfolio holdings in a falling market, while the purchase of a call option generally protects cash reserves from a failure to participate in a rising market. In purchasing a call option, a Portfolio would be in a position to realize a gain if, during the option period, the price of the security increased by an amount greater than the premium paid. The Portfolio would realize a loss if the price of the security decreased or remained the same or did not increase during the period by more than the amount of the premium. If a put or call option purchased by a Portfolio were permitted to expire without being sold or exercised, its premium would represent a realized loss to the Portfolio.

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The imperfect correlation in price movement between an option and the underlying financial instrument and/or the costs of implementing such an option may limit the effectiveness of the strategy. Each Portfolio’s ability to establish and close out options positions will be subject to the existence of a liquid secondary market. Although the Portfolios generally will purchase or sell only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. If an option purchased by a Portfolio expires unexercised, the Portfolio will lose the premium it paid. In addition, a Portfolio could suffer a loss if the premium paid by the Portfolio in a closing transaction exceeds the premium income it received. When a Portfolio writes a call option, its ability to participate in the capital appreciation of the underlying obligation is limited.

CREDIT DERIVATIVES: A Portfolio may enter into credit default swaps, as a buyer or a seller. The buyer in a credit default contract is obligated to pay the seller a periodic stream of payments over the term of the contract provided no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the full notional value (“par value”) of the underlying reference obligation in exchange for the underlying reference obligation. If a Portfolio is a buyer and no event of default occurs, the Portfolio will have made a stream of payments to the seller without having benefited from the default protection it purchased. However, if an event of default occurs, the Portfolio, as buyer, will receive the full notional value of the underlying reference obligation that may have little or no value following default. As a seller, the Portfolio receives a fixed rate of income throughout the term of the contract, provided there is no default. If an event of default occurs, the Portfolio would be obligated to pay the notional value of the underlying reference obligation in return for the receipt of the underlying reference obligation. The value of the underlying reference obligation received by the Portfolio coupled with the periodic payments previously received may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Portfolio. Credit default swaps involve different risks than if the Portfolio invests in the underlying directly.

BORROWING: Each Portfolio may borrow to increase its portfolio holdings of securities. Such borrowings may be on a secured or unsecured basis at fixed or variable rates of interest. The 1940 Act requires a Portfolio to maintain continuous asset coverage of not less than 300% with respect to all borrowings. This allows the Portfolio to borrow for such purposes an amount (when taken together with any borrowings for temporary or emergency purposes as described below) equal to as much as 50% of the value of its net assets (not including such borrowings). If such asset coverage should decline to less than 300% due to market fluctuations or other reasons, the Portfolio may be required to dispose of some of its portfolio holdings within three days in order to reduce the Portfolio’s debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to dispose of assets at that time.

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A Portfolio may also be deemed to be borrowing when entering into certain derivative transactions such as certain options, forwards or swap transactions. This type of borrowing is generally referred to as economic leverage.

The use of borrowing by the Portfolios involves special risk considerations that may not be associated with other funds having similar policies. Since substantially all of a Portfolio’s assets fluctuate in value, whereas the interest obligation resulting from a borrowing will be fixed by the terms of the Portfolio’s agreement with its lender, the asset value per share of the Portfolio will tend to increase more when its portfolio securities increase in value and decrease more when its portfolio securities decrease in value than would otherwise be the case if the Portfolio did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales. The interest which a Portfolio must pay on borrowed money, together with any additional fees to maintain a line of credit or any minimum average balances required to be maintained, are additional costs which will reduce or eliminate any net investment income and may also offset any potential capital gains. Unless the appreciation and income, if any, on assets acquired with borrowed funds exceed the costs of borrowing, the use of leverage will diminish the investment performance of a Portfolio compared with what it would have been without leverage.

ILLIQUID SECURITIES: Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933 (the “Securities Act”). Securities which are otherwise not readily marketable and securities such as repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments. The Board of Trustees may determine that such securities are not illiquid securities notwithstanding their legal or contractual restrictions on resale. In all other cases, however, securities subject to restrictions on resale will be deemed illiquid. A Portfolio will not knowingly invest more than 15% of the value of its net assets, taken at the time of investment, in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, non negotiable fixed time deposits with maturates over seven days, over-the-counter options and certain restricted securities not determined by the Trustee to be liquid.

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RESTRICTED SECURITIES: The Portfolios may invest in securities that are subject to restrictions on resale because they have not been registered under the Securities Act. These securities are sometimes referred to as private placements. Although securities which may be resold only to “qualified institutional buyers” in accordance with the provisions of Rule 144A under the Securities Act are technically considered “restricted securities,” a Portfolio may purchase Rule 144A securities without regard to the limitation on investments in illiquid securities described above in the “Illiquid Securities” section, provided that a determination is made that such securities have a readily available trading market. The Portfolios may also purchase certain commercial paper issued in reliance on the exemption from regulations in Section 4(2) of the Securities Act (“4(2) Paper”). The Advisor will determine the liquidity of Rule 144A securities and 4(2) Paper under the supervision of the Board of Trustees. The liquidity of Rule 144A securities and 4(2) Paper will be monitored by the Advisor, and if as a result of changed conditions it is determined that a Rule 144A security or 4(2) Paper is no longer liquid, a Portfolio’s holdings of illiquid securities will be reviewed to determine what, if any, action is required to assure that the Portfolio does not exceed its applicable percentage limitation for investments in illiquid securities.

Limitations on the resale of restricted securities may have an adverse effect on the marketability of portfolio securities and a Portfolio might be unable to dispose of restricted securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemption requirements. A Portfolio might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

SHORT SALES: Each Portfolio may employ various hedging techniques, such as short selling in an effort to reduce the risks associated with certain of its investments. For example, when the terms of a proposed acquisition call for the exchange of common stock and/or other securities, the common stock of the company to be acquired may be purchased and, at approximately the same time, the amount of the acquiring company’s common stock and/or other securities to be received may be sold short. The Advisor will make any such short sale with the intention of later closing out (or covering) the short position with the securities of the acquiring company received once the acquisition is consummated. The purpose of the short sale is to protect against a decline in the market value of the acquiring company’s securities prior to the acquisition’s completion. However, should the acquisition be called off or otherwise not completed, a Portfolio may realize losses on both its long position in the target company’s shares and its short position in the acquirer’s securities. At all times when the Portfolio does not own securities which are sold short, the Portfolio will maintain long securities available for collateral consisting of cash, cash equivalents and liquid securities equal in value on a daily marked-to-market basis to the securities sold short.

INVESTMENT IN PRIVATELY NEGOTIATED OPTIONS: The Portfolios may also invest in privately negotiated option contracts (each a “Private Option”). Generally, an option buyer negotiates with a bank or investment bank to buy a Private Option with contract terms that are more flexible than standardized exchange traded options. Under a Private Option contract, the buyer generally controls the length of the contract, the notional amount, and the asset or basket of securities comprising the reference portfolio that determines the value of the Private Option.

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Private Options will generally have a term ranging from 12 to 60 months. Each Portfolio may buy Private Options that will be based on an asset or a basket of securities (the “Basket”) selected by the Advisor in accord with the Portfolio’s investment objective and approved by the counterparty (the "Counterparty"). The Basket may be comprised of securities that include common and preferred stock, government and private issuer debt (including convertible and non-convertible debt), options and futures contracts, limited partnership interests (including so-called “hedge funds”) and shares of registered investment companies. During the term of a Private Option, the Advisor expects to have a limited right to modify the notional amount of the Private Option and the assets that comprise the Basket.

As with more traditional options, a Private Option will allow for the use of economic leverage without incurring risk beyond the amount of premium and related fees (the "Premium") paid for the Private Option. The Private Option will be structured so that it allows the Portfolios to benefit from an increase in the value of the Basket without owning the assets that comprise the Basket. Upon a decline in the value of the Basket, the Portfolio may lose all or a portion of the Premium paid for the Private Option. A Portfolio’s gain or loss may be magnified by writing the Private Option with reference to a much larger notional amount of the Basket than the Premium being paid by a Portfolio. At no time will the Portfolio or its shareholders be exposed to a risk of loss in excess of the Premium.

Upon the termination or expiration of a Private Option, a Portfolio will be entitled to receive from the Counterparty a cash payment (the “Settlement Price”), which is based on the change in value of the Basket serving as a benchmark for that Private Option. In no event will a Portfolio have the right to acquire the assets that comprise the Basket. The Settlement Price may reflect deductions for fees and an interest-equivalent amount payable to the Counterparty for establishing the Private Option. The Settlement Price will typically be payable to the Portfolio within a specified number of business days after termination or expiration of the Private Option. Any Private Option that does not require payment of the Settlement Price within seven calendar days after termination or expiration or that cannot be terminated by a Portfolio at any time will be treated as an illiquid asset.

The Counterparty will generally have the right to terminate a Private Option at any time prior to maturity. If the Basket does not sufficiently increase in value prior to termination or expiration, a Portfolio may still suffer losses even though the Basket increased in value because of fees and interest-equivalent amounts payable to the Counterparty or because the increase in value of the Basket has been insufficient to trigger a position settlement value.

The Counterparty to each Private Option will be a bank, financial institution, or an entity that is affiliated with either a bank or a financial institution with significant experience in the field of alternative investments. Each Counterparty will be one determined by the Advisor to be creditworthy and approved by the Trust’s Board, including a majority of the Independent Trustees. Neither the Advisor nor the Portfolios will have any control over any hedging or similar techniques used by the Counterparty to attempt to ensure the Counterparty’s ability to perform under each Private Option. Likewise, neither the Advisor nor the Portfolios will have any claim on securities or other property, if any, which may be purchased by the Counterparty in connection with the Private Option. Should the Counterparty be unable to perform its obligations under a Private Option, then the Company could lose all or a portion of the premium and the gain, if any, relating to such Private Option.

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The following examples are intended to illustrate the basic structure and the gain or loss that a Portfolio might realize on Private Options. Certain details of a typical Private Option have been simplified for purposes of these examples.

Example A - Hypothetical Gain

The Advisor decides to acquire an interest in the increase (or decrease) in the value of securities that reflect a Portfolio’s investment objective (the "Securities"). On behalf of a Portfolio, the Advisor purchases a Private Option from a Counterparty using a Basket established under the Private Option that is comprised of the Securities. For example, a Portfolio may choose a notional amount of $150,000 and pay to the Counterparty a $50,000 up-front premium for the Private Option with the Portfolio entitled to any increase in value of the Basket in excess of $150,000. The Counterparty may or may not decide to purchase the notional value, $150,000, of the Securities that comprise the Basket in order to hedge its obligations under the Private Option. The Private Option is terminated after one year, at which time the value of the Index has increased to $180,000 and the Portfolio has paid $5,000 in fees and interest-equivalent payments. The Settlement Price would be calculated as $180,000 (the current notional amount), less $100,000 in economic leverage, and the Portfolio would have a net gain of $25,000 ($180,000 less $100,000 less $50,000 less $5,000).

Example B - Hypothetical Loss

The Advisor purchases a Private Option under the terms described above. However, upon termination of the Private Option the value of the Basket has declined to $120,000. The Settlement Price would be calculated as $120,000, less $100,000 in economic leverage, and the Portfolio would have a net loss of $35,000 ($120,000 less $100,000 less $50,000 less $5,000).

EQUITY SWAP AGREEMENTS: Each Portfolio may also enter into equity swap agreements for the purpose of attempting to obtain a desired return or exposure to certain equity securities or equity indices in an expedited manner or at a lower cost to a Portfolio than if the Portfolio had invested directly in such securities.

Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on, or increase in value of a particular dollar amount invested in a “basket” of particular securities or securities representing a particular index.

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Forms of swap agreements include:

(1)	equity or index caps, under which, in return for a premium, one party agrees to make payment to the other to the extent that the return on securities exceeds a specified rate, or “cap”;

(2)	equity or index floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that the return on securities fall below a specified level, or “floor”; and

(3)	equity or index collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against movements exceeding given minimum or maximum levels.

Parties may also enter into bilateral swap agreements, which obligate one party to pay the amount of any net appreciation in a basket or index of securities while the counterparty is obligated to pay the amount of any net depreciation.

The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by the Portfolios would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Portfolio’s current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of liquid assets. A Portfolio will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 10% of the Portfolio’s net assets.

Whether a Portfolio’s use of swap agreements will be successful in furthering its investment objective will depend on the Advisor’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Advisor will cause a Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio’s repurchase agreement guidelines. Certain restrictions imposed on a Portfolio by the Internal Revenue Code may limit the Portfolio’s ability to use swap agreements. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

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TEMPORARY INVESTMENTS: Each Portfolio may adopt a temporary defensive position by investing up to 100% of its net assets in positions that are inconsistent with the Portfolios’ principal investment strategies in attempting to respond to adverse market, economic, political, or other conditions. Depending upon the level of merger activity and other economic and market conditions, a Portfolio may invest temporarily a substantial portion of its assets in:

▪	cash or cash equivalents, including money market instruments such as Treasury bills and other short-term obligations of the United States Government, its agencies or instrumentalities;

▪
commercial paper rated A-1 by S&P or Prime-1 by Moody’s. In the case where commercial paper has received different ratings from different rating services, such commercial paper is acceptable so long as at least one rating is in the highest categories of the nationally recognized rating organizations described above; obligations of the U.S. government or its agencies or instrumentalities; and

▪	repurchase agreements;

To the extent a Portfolio invests in these temporary investments, the Portfolio may not reach its investment objective.

MANAGEMENT

The business of the Trust is managed under the direction of the Board of Trustees in accordance with its Amended and Restated Declaration of Trust (“Declaration of Trust”), which has been filed with the Securities and Exchange Commission and is available upon request. The Board of Trustees consists of five individuals, four of whom are not “interested persons” (as defined under the 1940 Act) of the Trust and the Advisor (“Independent Trustees”). Pursuant to the Declaration of Trust, the Trustees shall elect officers including a president, secretary and treasurer. The Board of Trustees retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses that, in the opinion of the Board of Trustees, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties. Following is a list of the Trustees and executive officers of the Trust and their principal occupation over the last five years.

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Independent Trustees

Name, Address and Age	Position	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex(1) Overseen by Trustee	Other Directorships held by Trustee
Joseph E. Breslin (54) 600 Mamaroneck Ave. Suite 400 Harrison, NY 10528	Trustee and Chairman	Indefinite Term since 2004	Chief Operating Officer, Central Park Credit Holdings, Inc. (2007 to Present); Chief Operating Officer, Aladdin Capital Management LLC (February 2005 to 2007); Independent Consultant, Independence Community Bank (May 2003 to January 2005).	18	Director, Kinetics Mutual Funds, Inc. (mutual fund) from 2000 to Present (9 portfolios); Trustee, Kinetics Portfolios Trust (mutual fund) from 2000 to Present (9 portfolios).
Robert Anderson (68) 600 Mamaroneck Ave. Suite 400 Harrison, NY 10528	Trustee	Indefinite Term since inception	Senior Vice President and Chief Compliance Officer, Aquila Management Corp. (and Aquila Group of Funds) since 1998 .	18	None
Joy Montgomery Rocklin (58) 600 Mamaroneck Ave. Suite 400 Harrison, NY 10528	Trustee	Indefinite Term since inception	Vice President, JES Promotions, an advertising specialty firm (2002 to Present); Retired (2000 to 2002); President, Money Marketing Initiatives, a bank and mutual fund consulting firm (1998 to 2000).	18	None
Thomas Mann (58) 600 Mamaroneck Ave. Suite 400 Harrison, NY 10528	Trustee	Indefinite Term since inception	Managing Director and Group Head Financial Institutions Group, Société Générale Banking, Investments, Capital Markets, (1994 to Present).	18	None

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Interested Trustee
Name, Address and Age	Position*	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex(1) Overseen by Trustee	Other Directorships held by Trustee
Stephen G. Bondi (50) 800 Third Avenue, 22nd Floor New York, NY 10022	Interested Trustee, Treasurer and Chief Financial Officer	Indefinite Term since inception	Chief Financial Officer and Executive Vice President of Asset Alliance Corporation (an investment holding company) and certain related entities (2000 to present).	18	None
*  Mr. Bondi is an “interested” Trustee because of his affiliation with Asset Alliance Corporation, which owns a controlling interest in the Advisor.

(1)
The term “fund complex” refers to the Fund Trust and the Trust, which hold themselves out as related for investment purposes.  The Fund Trust consists of two funds and the Trust currently consists of sixteen funds.

Officers

Name, Address and Age	Position	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years
Lee Schultheis (52) 600 Mamaroneck Ave. Suite 400 Harrison, NY 10528	President	Indefinite Term since inception
Chief Executive Officer of the Advisor (2004 to Present); Managing Member and Chief Investment Officer of the Advisor (2002 to Present); Chief Operating Officer of Kinetics Asset Management, Inc. and President of Kinetics Funds Distributor, Inc. (1999 to 2002)

Stephen G. Bondi (50) 800 Third Avenue, 22nd Floor New York, NY 10022	Treasurer and Chief Financial Officer	Indefinite Term since inception	Chief Financial Officer and Executive Vice President of Asset Alliance Corporation (an investment holding company) and certain related entities (2000 to present).
Kristina Labermeier (28) 600 Mamaroneck Ave. Suite 400 Harrison, NY 10528	Secretary and Chief Compliance Officer	Indefinite Term since inception	Chief Compliance Officer of the Advisor (April 2005 to Present); Compliance Officer of U.S. Bancorp Fund Services, LLC (2002 to 2005).

Board Committees

Audit Committee

The members of the Audit Committee of the Board of Trustees are Mr. Breslin, Mr. Anderson, Mr. Mann and Ms. Montgomery Rocklin, each an Independent Trustee. Mr. Anderson is the chairperson of the Audit Committee. The Audit Committee oversees the Fund’s financial reporting process, reviews audit results and recommends annually to the Trust a firm of independent registered public accountants and plans to meet at least once annually.  The Audit Committee met four times during the Trust’s most recent fiscal year.

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Nominating Committee

The members of the Nominating Committee of the Board of Trustees are all Independent Trustees and are Mr. Breslin, Ms. Montgomery Rocklin, Mr. Mann and Mr. Anderson. Ms. Montgomery Rocklin is the chairperson of the Nominating Committee. The Nominating Committee is responsible for seeking and reviewing candidates for consideration as nominees for Trustees as is from time to time considered necessary or appropriate. The Nominating Committee does not accept shareholder nomination for candidates for the Board.  The Nominating Committee did not meet during the Trust’s most recent fiscal year.

Valuation Committee

The members of the Valuation Committee of the Board of Trustees are Mr. Breslin, Mr. Mann, Ms. Montgomery Rocklin and Mr. Anderson, each an Independent Trustee, and Mr. Schultheis and Ms. Labermeier, each of the Advisor.  Mr. Anderson is the chairperson of the Valuation Committee.  The Valuation Committee is responsible for monitoring the valuation of portfolio securities and other investments, and, as required by the Trust’s valuation policies, when the full Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors.  The Valuation Committee did not meet during the Trust’s most recent fiscal year.

Qualified Legal Compliance Committee

The members of the Qualified Legal Compliance Committee (“QLCC”) of the Board of Trustees are Mr. Breslin, Mr. Mann, Ms. Montgomery Rocklin and Mr. Anderson, each an Independent Trustee. The Qualified Legal Compliance Committee is responsible for compliance with Rules 205.2(k) and 205.3(c) of the Code of Federal Regulations, regarding alternative reporting procedures for attorneys retained or employed by the issuer who appear and practice before the Securities and Exchange Commission on behalf of the issuer (the issuer attorneys). An issuer attorney who becomes aware of evidence of a material violation by the Trust, or by any officer, director, employee, or agent of the Trust, may report evidence to the QLCC as an alternative to the reporting requirements of Rule 205.3(b) (which requires reporting to the chief legal officer and potentially “up the ladder” to other entities). The QLCC plans to meet as needed.  The QLCC did not meet during the Trust’s most recent fiscal year.

Compensation

Each Trustee who is not affiliated with the Trust, Fund Trust or the Advisor received an annual retainer in the amount of $12,000 per year and received a fee of $2,000 per regular or special meeting attended, as well as reimbursement for any reasonable expenses incurred attending the meetings. “Interested persons” who serve as Trustees of the Trust receive no compensation for their services as Trustees. None of the executive officers receive compensation from the Trust.  Effective January 1, 2008, the Trustees’ annual retainer was increased to $20,000 and the Trustees’ fee was increased to $2,500 per regular or special meeting attended.

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The table below details the amount of compensation the Trustees received for the fiscal year ended December 31, 2007. Currently, the Trust does not have a bonus, profit sharing, pension or retirement plan.

Name of Trustee	Aggregate Compensation from Registrant (1)	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex Paid to Trustees(2)
Stephen Bondi	$0	$0	$0	$0
Joseph Breslin	$10,484	$0	$0	$26,000
Robert Anderson	$10,484	$0	$0	$26,000
Joy Montgomery Rocklin	$10,484	$0	$0	$26,000
Thomas Mann	$10,484	$0	$0	$26,000

(1)	Trustee compensation is not a direct expense of the Trust because it is paid by the Advisor from the operating services fee it collects from the Trust.

(2)
Fund Complex includes Fund Trust, consisting of two funds, and the Trust, consisting of sixteen funds.  The Trustees received in aggregate $104,000 in total compensation from the operating services fees paid by the Fund Complex to the Advisor for fiscal year 2007.

Management Ownership

As of April 1, 2008, the officers and Trustees, as a group, owned less than 1% of the Portfolios’ outstanding beneficial interests.  The following table shows the dollar range of shares beneficially owned by each Trustee in the Portfolios and the Fund Complex as of December 31, 2007:

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Name of Trustee	Dollar Range of Trust Shares Owned	Aggregate Dollar Range of Shares Owned in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies *
Stephen Bondi	$0	$0
Joseph Breslin	$0	$10,001 - $50,000
Robert Anderson	$0	$50,001-$100,000
Joy Montgomery Rocklin	$0	$50,001-$100,000
Thomas Mann	$0	$50,001-$100,000

* The Fund Complex includes each series of Underlying Funds Trust and the AIP Alternative Strategies Funds Trust.

As of December 31, 2007 neither the Independent Trustees nor members of their immediate family owned securities beneficially or of record in the Advisor, the Portfolios’ principal underwriter, or an affiliate of the Advisor or principal underwriter. Accordingly, neither the Independent Trustees nor members of their immediate family have direct or indirect interest, the value of which exceeds $120,000, in the Advisor, the Portfolios’ principal underwriter or any of their affiliates. In addition, during the most recently completed calendar year, neither the Independent Trustees nor members of their immediate families have conducted any transactions (or series of transactions) in which the amount involved exceeds $120,000 and to which the Advisor, the Portfolios’ principal underwriter or any affiliate thereof was a party.

CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal shareholder is any person/entity who owns of record or beneficially 5% or more of the outstanding shares of the Portfolio. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. As of April 1, 2008, the following shareholders were considered to be either a control person or principal shareholder of the Portfolios:

The Fund Trust is the record owner of 100% of the shares of the Trust.

INVESTMENT ADVISOR, SUB-ADVISORS AND RESEARCH CONSULTANT

Investment Advisor, Advisory Agreement and Operating Services Contract

Alternative Investment Partners, LLC, 600 Mamaroneck Avenue, Suite 400,  Harrison, New York 10528, the Portfolios’ Investment Advisor (the “Advisor”), is registered as an investment advisor with the Securities and Exchange Commission under the Investment Advisors Act of 1940.  Lee W. Schultheis is the Chief Executive Officer, Chief Investment Officer and Managing Member of the Advisor. The Advisor is owned jointly by Mr. Schultheis and Asset Alliance Corporation, 800 Third Avenue, 22nd Floor, New York, NY 10022 (“Asset Alliance”). Mr. Schultheis and Asset Alliance each own a controlling interest (as defined in the 1940 Act) in the Advisor. Asset Alliance is also affiliated with the Portfolio Research Consultant used by the Advisor to assist in selecting Sub-Advisors. Asset Alliance is a Delaware corporation established on February 1, 1996 as a multi-faceted investment management firm, specializing in alternative investment management - specifically hedge funds and hedge fund products. As of February 29, 2008, Asset Alliance and its affiliated managers managed approximately $3.5 billion through various alternative investment products. Through its wholly owned subsidiary, Asset Alliance Advisors, Inc., a Delaware corporation established in 1997 (“Asset Alliance Advisors”), Asset Alliance manages investment products for high net worth and institutional investors, and provides advisory services to organizations worldwide. Asset Alliance Advisors is registered with the U.S. Securities and Exchange Commission as a registered investment advisor under the Investment Advisers Act of 1940, as amended, and is registered with the U.S. Commodity Futures Commission and the National Futures Association as a commodity pool operator and a commodity trading advisor.

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Under the terms of the Investment Advisory Agreement (the “Advisory Agreement”) between the Trust and the Advisor, the Advisor:

(1)
manages the investment operations of the Portfolios and the composition of their portfolios, including the purchase, retention and disposition of securities in accordance with the Portfolios’ investment objectives,

(2)	provides all statistical, economic and financial information reasonably required by the Portfolios and reasonably available to the Advisor,

(3)	provides the Custodian of the Portfolios’ securities on each business day with a list of trades for that day, and

(4)	provides persons satisfactory to the Trust’s Board of Trustees to act as officers and employees of the Trust.

Under the terms of the Operating Services Agreement (the “Services Contract”) between the Trust and the Advisor, the Advisor pays the following Portfolio expenses, including, without limitation:

(1)	the costs incurred in connection with registration and maintenance of its registration under the Securities Act, the 1940 Act, and state securities laws and regulations,

(2)	preparation of and printing and mailing reports, notices and prospectuses to current shareholders,

(3)	transfer taxes on the sales of the Portfolios’ shares

(4)	custodial, shareholder transfer charges and fees of the Portfolios’ private placement agent,

(5)	legal (excluding litigation to which the Portfolios may be a party), auditing and accounting expenses,

(6)	expenses of servicing shareholder accounts,

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(7)	insurance expenses for fidelity and other coverage,

(8)	fees and expenses of Trustees who are not “interested persons” within the meaning of the 1940 Act, and

(9)	expenses of Trustee and shareholder meetings.

Each Portfolio is also liable for such nonrecurring expenses as may arise, including litigation to which the Portfolio may be a party. Each Portfolio has an obligation to indemnify each of its officers and Trustees with respect to such litigation but not against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Advisor receives an advisory fee, payable monthly, for the performance of its services at an annual rate of 2.50% of the average daily net assets of each Portfolio, excluding any direct or indirect use of leverage.  The Advisor also receives an operating services fee, payable monthly, for the performance of its services at an annual rate of 0.50% of the average daily net assets of each Portfolio, excluding any direct or indirect use of leverage.  The advisory fee and operating services fee will be accrued daily for the purpose of determining the offering and redemption price of each Portfolios’ shares.

The combined effect of the Advisory Agreement and Services Contract is to place a cap or ceiling on each Portfolios’ ordinary annual operating expenses at 3.00% of the average daily net assets of each Portfolio, excepting brokerage commissions and portfolio trading transfer tax, interest on Portfolio borrowing, dividends paid on short sales, taxes, litigation and other extraordinary expenses.

The Advisory Agreement and Services Contract will each continue in effect for two years initially and thereafter shall continue from year to year provided such continuance is approved at least annually by (a) a vote of the majority of the Trust’s Independent Trustees, cast in person at a meeting specifically called for the purpose of voting on such approval and by (b) the majority vote of either all of the Trustees or the vote of a majority of the outstanding shares of each Fund. The Advisory Contract and Services Contract may be terminated without penalty on 60 days’ written notice by a vote of a majority of the Trust’s Trustees or by the Advisor, or by holders of a majority of each Portfolio’s outstanding shares. The Advisory Contract and Services Contract shall terminate automatically in the event of its assignment

Board Approval of Investment Advisory Agreements

At its meeting on August 14, 2008, the Trustees, including the Trustees who are not “interested persons” (as defined in the 1940 Act) (the “Board”) voted to approve the proposed investment advisory agreement between the Trust and Alternative Investment Partners, LLC (the “Advisory Agreement”).  A discussion of the factors the Board considered in approving the Advisory Agreement will be set forth in the Trust’s Annual Report for the period ended December 31, 2008.

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Board Approval of Sub-Advisory Agreements

Each of the Sub-Advisory Agreements provide that the Sub-Advisor will formulate and implement a continuous investment program for the Portfolio in accordance with each Portfolio’s objective, policies and limitations and any investment guidelines established by the Advisor. Each Sub-Advisor will, subject to the supervision and control of the Advisor, determine in its discretion which issuers and securities will be purchased, held, sold or exchanged by each Portfolio, and will place orders with and give instruction to brokers and dealers to cause the execution of such transactions. Each Sub-Advisor is required to furnish at its own expense all investment facilities necessary to perform its obligations under the Sub-Advisory Agreements.

Each Sub-Advisory Agreement will continue in effect from year to year, provided it is approved at least annually by a vote of the majority of the Trustees, where applicable, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting specifically called for the purpose of voting on such approval. Each Sub-Advisory Agreement may be terminated without penalty at any time by the Advisor or the Sub-Advisor on 60 days’ written notice, and will automatically terminate in the event of its “assignment” (as that term is defined in the 1940 Act).

At its quarterly meeting, the Board voted to approve the amended sub-advisory agreements among the Trust, Alternative Investment Partners, LLC and each sub-advisor (the “Sub-Advisory Agreements”).  In connection with its approval of the Sub-Advisory Agreements, the Board considered the following factors: (a) the nature and quality of the services and personnel provided by each Sub-Advisor to the appropriate Portfolio; (b) the appropriateness of the fees paid by the Advisor to each Sub-Advisor; (c) the proposed nature of the investments; (d) the Advisor’s performance in selecting and monitoring the Sub-Advisors; (e) the reputation and investment management expertise and experience of the Sub-Advisors; and (f) the fact that that Advisor and the Trust had applied for and/or received an exemptive order that allows the Advisor and the Trust to change Sub-Advisors without shareholder approval, among other things.

Research Consultant

The Advisor has decided to retain the services of a research consultant to aid with the selection of sub-advisors to the Portfolios. Trust Advisors, LLC (the “Research Consultant”), an investment advisor registered with the Securities and Exchange Commission, located at 501 Kings Highway East, Suite 304, Fairfield, CT 06825 will provide the Advisor with background information and other such research on Sub-Advisors and prospective sub-advisors. The Advisor utilizes the services of the Research Consultant to conduct a comprehensive review of each Sub-Advisor, its investment process and organization. The Research Consultant shall provide the Advisor with research on a wide range of factors on each Sub-Advisor including, but not limited to, past investment performance during various market conditions, investment strategies and processes used, structures of portfolios and risk management procedures, reputation, experience and training of key personnel, correlation of results with other Sub-Advisors and assets under management and number of clients. The Advisor and/or Research Consultant will conduct interviews of each Sub-Advisors’ personnel as well as interviews with third party references and industry sources. The Advisor will allocate the assets of the Portfolios among the Sub-Advisors in conjunction with the research conducted by the Research Consultant. The Advisor and Research Consultant are affiliated entities and the fees payable with respect to the services provided by the Research Consultant are paid by the Advisor.

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Sub-Advisors

In order to facilitate the efficient supervision and management of the Sub-Advisors by the Advisor and the Trustees, the Trust and the Advisor applied for, and the SEC approved, an exemptive order, which is also applicable to the Underlying Funds in the Underlying Funds Trust, that permits the Advisor, subject to certain conditions and approval by the Board of Trustees, but without shareholder approval, to hire new Sub-Advisors, change the terms of particular agreements with Sub-Advisors or continue the employment of existing Sub-Advisors after events that would otherwise cause an automatic termination of a sub-advisory agreement. Within 60 days of employing a new Sub-Advisor, shareholders will receive notification of the change. The Trust currently engages the following Sub-Advisors to conduct the investment programs of the Fund pursuant to separate sub-advisory agreements with the Advisor (“Sub-Advisory Agreements”):

Acumen Capital Management, LLC

The Advisor has entered into a Sub-Advisory Agreement with Acumen Capital Management, LLC (“Acumen”) .  Acumen is located at 99 Summer Street, Suite M105, Boston, MA 02110, and is a registered investment advisor.  Acumen provides investment advice and portfolio management services to businesses or institutional investors, investment companies and other pooled investment vehicles.  As of February 29, 2008, Acumen managed approximately $200 million in assets.

Alpha Equity Management, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Alpha Equity Management, LLC (“Alpha Equity”), to manage a portion of the Long/Short Equity – REIT – 1 Portfolio and Long/Short Equity – International – 1 Portfolio.  Alpha Equity is located at 90 State House Square, Suite 1100, Hartford, CT 06103, and is a registered investment advisor.  Alpha Equity provides investment advice and portfolio management services to institutional managed accounts, pooled investment vehicles and investment companies.  As of February 29, 2008, Alpha Equity managed approximately $222 million in assets.

AlphaStream Capital Management, LLC:

The Advisor has entered into a Sub-Advisory Agreement with AlphaStream Capital Management, LLC (“AlphaStream”), to manage a portion of the Long/Short Equity – Momentum – 1 Portfolio. AlphaStream is located at 220 Montgomery Street, Suite 946, San Francisco, CA 94104, and is a registered investment advisor. AlphaStream provides investment advice and portfolio management services to, investment companies, pooled investment vehicles and other corporate entities.  As of February 29, 2008, AlphaStream managed approximately $31 million in assets.

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Castle Peak Asset Management, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Castle Peak Asset Management, LLC (“Castle Peak”), to manage a portion of the Long/Short Equity – Growth – 1 Portfolio. Castle Peak is located at 575 Market Street, Suite 1825, San Francisco, CA 94105, and is a registered investment advisor. Castle Peak provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Castle Peak managed approximately $38 million in assets.

Concise Capital Management, L.P.:

The Advisor has entered into a Sub-Advisory Agreement with Concise Capital Management, L.P. (“Concise”), to manage a portion of the Deep Value Hedged Income – 1 Portfolio. Concise is located at 3211 Ponce de Leon Blvd., Suite 207, Coral Gables, FL 33134, and is a registered investment advisor. Concise provides investment advice and portfolio management services to high net worth individuals, investment companies, and other pooled investment vehicles.  As of February 29, 2008, Concise managed approximately $35 million in assets.

Deltec Asset Management, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Deltec Asset Management, LLC (“Deltec”), to manage a portion of the Global Hedged Income – 1 Portfolio. Deltec is located at 645 Fifth Avenue, New York, NY 10022, and is a registered investment advisor.  Deltec provides investment advice and portfolio management services to individuals, including high net worth individuals, investment companies, collateralized bond obligations, pension and profit-sharing plans, charitable organizations, pooled investment vehicles and other corporate entities.  As of February 29, 2008, Deltec managed over $1 billion in assets.

FrontFour Capital Group, LLC:

The Advisor has entered into a Sub-Advisory Agreement with FrontFour Capital Group, LLC (“FrontFour”), to manage a portion of the Distressed Securities & Special Situations – 1 Portfolio. FrontFour is located at 230 Park Avenue, Suite 714, New York, NY 10169, and is a registered investment advisor.  FrontFour provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, FrontFour managed approximately $75 million in assets.

GAMCO Asset Management, Inc.:

The Advisor has entered into a Sub-Advisory Agreement with GAMCO Asset Management, Inc. (“GAMCO”), to manage a portion of the Merger Arbitrage – 1 Portfolio.  GAMCO is located at One Corporate Center, Rye, NY 10580, and is a registered investment advisor.  GAMCO provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, investment companies, foundations, charitable organizations pension and profit sharing plans, pooled investment vehicles, banking or thrift institutions other corporate entities, and state and municipal governments.  As of February 29, 2008, GAMCO and its affiliates managed approximately $31.6 billion in assets.

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Goldberg Advisers, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Goldberg Advisers, LLC (“Goldberg”), to manage a portion of the Energy and Natural Resources – 1 Portfolio. Goldberg is located at 44 Montgomery Street, Suite 2100, San Francisco, CA 94104, and is a registered investment advisor.  Goldberg provides investment advice and portfolio management services toinvestment companies and other pooled investment vehicles.  As of February 29, 2008, Goldberg managed approximately $25 million in assets.

Hovan Capital Management, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Hovan Capital Management, LLC (“Hovan”), to manage a portion of the Long/Short Equity – Healthcare/Biotech – 1 Portfolio.  Hovan is located at 81 Beach Road, Belvedere, CA, 94920, and is a registered investment advisor.  Hovan provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies and other pooled investment vehicles.  As of February 29, 2008, Hovan managed approximately $50 million in assets.

KDC Investment Management, LP:

The Advisor has entered into a Sub-Advisory Agreement with KDC Investment Management, LP (“KDC”), to manage a portion of the Distressed Securities & Special Situations – 1 Portfolio. KDC is located at 900 Third Avenue, Suite 1000, New York, NY 10022, and is a registered investment advisor. KDC provides investment advice and portfolio management services to investment companies, other pooled investment vehicles, and institutional managed accounts.  As of February 29, 2008, KDC managed approximately $103 million in assets.

NEF Advisors, LLC:

The Advisor has entered into a sub-advisory agreement with NEF Advisors, LLC (“NEF”), to manage a portion of the Energy and Natural Resources – 1 Portfolio.  NEF is located at 527 Madison Avenue, 6th Floor, New York, NY 10022, and is a registered investment advisor.  NEF provides investment advice and portfolio management services to investment companies.  As of June 20, 2008, NEF managed approximately $14 million in assets.

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Nicholas Investment Partners, L.P.:

The Advisor has entered into a Sub-Advisory Agreement with Nicholas Investment Partners, L.P. (“Nicholas”), to manage a portion of the Arbitrage – 1 Portfolio. Nicholas is located at 6451 El Sicomero Street, Rancho Santa Fe, CA 92067, and is a registered investment advisor. Nicholas provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies and other pooled investment vehicles.  As of February 29, 2008, Nicholas managed approximately $233 million in assets.

Opportunity Research Group, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Opportunity Research Group, LLC (“Opportunity”), to manage a portion of the Distressed Securities & Special Situations – 1 Portfolio.  Opportunity is located at 11111 Santa Monica Blvd., Suite 1450, Los Angeles, CA 90025, and is a registered investment advisor.  Opportunity provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Opportunity managed approximately $34 million in assets.

Osage Energy Partners, L.P.:

The Advisor has entered into a Sub-Advisory Agreement with Osage Energy Partners, L.P. (“Osage”), to manage a portion of the Energy and Natural Resources – 1 Portfolio. Osage is located at 25227 Grogans Mill Road, Suite 125, The Woodlands, TX 77380, and is a registered investment advisor.  Osage provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies, pooled investment vehicles and other corporate entities.  As of February 29, 2008, Osage managed approximately $41 million in assets.

Pacificor, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Pacificor, LLC (“Pacificor”), to manage a portion of the Deep Value Hedged Income – 1 Portfolio.  Pacificor is located at 740 State Street, Suite 202, Santa Barbara, CA 93101, and is a registered investment advisor.  Pacificor provides investment advice and portfolio management services to investment companies, pension and profit-sharing plans, pooled investment vehicles, charitable organizations and other corporate entities.  As of February 29, 2008, Pacificor managed approximately $495 million in assets.

Quattro Global Capital, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Quattro Global Capital, LLC (“Quattro”), to manage a portion of the Distressed Securities & Special Situations – 1 Portfolio.  Quattro is located at 546 Fifth Avenue, 19th Floor, New York, NY 10036, and is a registered investment advisor.  Quattro provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Quattro managed approximately $796 million in assets.

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Sage Capital Management, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Sage Capital Management, LLC (“Sage”), to manage a portion of the Arbitrage – 1 Portfolio. Sage is located at 665 South Orange Avenue, Suite 1A, Sarasota, FL 34236, and is a registered investment advisor. Sage provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies, other pooled investment vehicles and pension and profit-sharing plans.  As of February 29, 2008, Sage managed approximately $153 million in assets.

Seagate Global Advisors, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Seagate Global Advisors, LLC (“Seagate”), to manage a portion of the Global Hedged Income – 1 Portfolio.  Seagate is located at 119 W. Torrance Boulevard, Suite 2, Redondo Beach, CA 90277, and is a registered investment advisor.  Seagate provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Seagate managed approximately $570 million in assets.

Simran Capital Management, LLC:

The Advisor has entered into a Sub-Advisory Agreement with Simran Capital Management, LLC (“Simran”), to manage a portion of the Deep Value Hedged Income – 1 Portfolio. Simran is located at 161 North Clark Street, 47th Floor, Chicago, IL 60601, and is a registered investment advisor. Simran provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Simran managed approximately $102 million in assets.

Smith Breeden Associates, Inc.:

The Advisor has entered into a Sub-Advisory Agreement with Smith Breeden Associates, Inc. (“Smith Breeden”) to manage a portion of the Arbitrage – 2 Portfolio.  Smith Breeden is located at 100 Europa Drive, Suite 200, Chapel Hill, NC 27517, and is a registered investment advisor.  Smith Breeden provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, banking and thrift institutions, investment companies, pension and profit sharing plans, pooled investment vehicles, state and municipal government entities, foundations and insurance funds.  As of February 29, 2008, Smith Breeden managed approximately $29.3 billion in assets.

Starboard Capital Partners, L.P.

The Advisor has entered into a Sub-Advisory Agreement with Starboard Capital Partners, L.P. (“Starboard”) .  Starboard is located at 3000 Weslayan Street, Suite 385, Houston, TX 77027, and is a registered investment advisor.  Starboard provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.  As of February 29, 2008, Starboard managed approximately $50 million in assets.

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Sunnymeath Asset Management, Inc.

The Advisor has entered into a Sub-Advisory Agreement with Sunnymeath Asset Management, Inc. (“Sunnymeath”), to manage a portion of the Long/Short Equity – Deep Discount Value – 1 Portfolio.  Sunnymeath is located at 10 Mechanic Street, Suite 200, Red Bank, NJ 07701, and is a registered investment advisor.  Sunnymeath provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies, pension and profit-sharing plans, other pooled investment vehicles and charitable organizations.  As of February 29, 2008, Sunnymeath managed approximately $95 million in assets.

TWIN Capital Management, Inc.

The Advisor has entered into a Sub-Advisory Agreement with TWIN Capital Management, Inc. (“TWIN Capital”), to manage a portion of the Long/Short Equity – Momentum – 1 Portfolio.  TWIN Capital is located at 3244 Washington Road, Suite 202, McMurray, PA 15317, and is a registered investment advisor.  TWIN Capital provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, investment companies, pension and profit sharing plans, pooled investment vehicles, other corporate entities, and state and municipal governments.  As of February 29, 2008, TWIN Capital managed approximately $801 million in assets.

Zacks Investment Management, Inc.

The Advisor has entered into a Sub-Advisory Agreement with Zacks Investment Management, Inc. (“Zacks”), to manage a portion of the Long/Short Equity – Earnings Revision – 1 Portfolio.  Zacks is located at 100 North Riverside Plaza, Suite 2200, Chicago, IL 60606, and is a registered investment advisor.  Zacks provides investment advice, management services and portfolio management services to individually managed accounts for individuals, high net worth individuals, banking or thrift institutions, investment companies, pension and profit sharing plans, pooled investment vehicles and state or municipal government entities.  As of February 29, 2008, Zacks managed approximately $1.7 billion in assets.

The Advisor pays the Sub-Advisors an annual fee out of its advisory fee based on the average daily net assets of the Portfolio allocated to, and managed, by each Sub-Advisor.

Portfolio Managers

The following section provides information regarding each portfolio managers’ compensation, other accounts managed, material conflicts of interests, and any ownership of securities in the Portfolios. Each portfolio manager or team member is referred to as a portfolio manager below. The portfolio managers are shown together in this section only for ease in presenting the information and should not be viewed for purposes of comparing the portfolio managers or their firms against one another. Each firm is a separate entity that may employ different compensation structures, may have different management requirements, and each portfolio manager may be affected by different conflicts of interest.

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Other Accounts Managed by Portfolio Managers

The table below identifies, for each portfolio manager of the Portfolios, the number of accounts managed (excluding the Portfolios) and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. To the extent that any of these accounts are based on account performance, this information is reflected in separate tables below. Information in all tables is shown as of December 31, 2007. Asset amounts are approximate and have been rounded.

Portfolio Manager (Firm)	Registered Investment Companies (excluding the Portfolios and Funds)		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets in the Accounts	Number of Accounts	Total Assets in the Accounts	Number of Accounts	Total Assets in the Accounts
Lee Schultheis (AIP)	0	$0.00	0	$0.00	0	$0.00
Mark Tonucci (Trust Advisors LLC)	0	$0.00	1	$71 million	0	$0.00
Michael E. Portnoy (Trust Advisors LLC)	0	$0.00	1	$71 million	0	$0.00

The following table reflects information regarding accounts for which the portfolio manager has day-to-day management responsibilities and with respect to which the advisory fee is based on account performance. Information is shown as of December 31, 2007. Asset amounts are approximate and have been rounded.

Other Accounts That Pay Performance-Based Advisory Fees Managed by Portfolio Managers

Portfolio Manager (Firm)	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets in the Accounts	Number of Accounts	Total Assets in the Accounts	Number of Accounts	Total Assets in the Accounts
Lee Schultheis (AIP)	0	$0.00	0	$0.00	0	$0.00
Mark Tonucci (Trust Advisors LLC)	0	$0.00	1	$71 million	0	$0.00
Michael E. Portnoy (Trust Advisors LLC)	0	$0.00	1	$71 million	0	$0.00

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 Material Conflicts of Interest

Actual or apparent material conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one investment account or in other circumstances. Each sub-advisor may manage other accounts that have similar investment objectives or strategies. Portfolio managers of each of the Sub-Advisors who manage other investment accounts in addition to the Portfolios may be presented with the potential conflicts.

Any material conflicts of interest which may arise in connection with a Sub-Advisor’s management of a Portfolio’s investments and the management of the investments of other accounts are addressed primarily through each Sub-Advisor allocation policies. The Sub-Advisors attempt to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolios and another advisory account.

Compensation Structure and Methods

The following section describes the structure of, and the methods used to determine the different types of compensation (e.g., salary, bonus, deferred compensation, retirement plans and arrangements) for each of the Portfolios’ portfolio managers as of December 31, 2007.

Alternative Investment Partners, LLC
The compensation of the portfolio manager includes a fixed annual salary and equity ownership of the Advisor. Compensation levels, including base salary are contractually fixed with the investment advisor.  The compensation is not based on the performance of the Funds.

Trust Advisors, LLC
The compensation of the portfolio managers is paid from the fixed annual fee received by Trust Advisors from the Advisor, which is paid from the advisory fee the Advisor receives pursuant to its investment advisory agreement with the Trust.  This compensation is not based on performance.

Securities Owned in the Fund by Portfolio Managers.

As of December 31, 2007, the portfolio managers owned the following equity securities in the Portfolios:

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Name of Portfolio Manager	Dollar Range of Equity Securities in the Portfolios (None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, $100,001 - $500,000, $500,001 - $1,000,000, Over $1,000,000)	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies overseen by Portfolio Manager in Family of Investment Companies*

Lee Schultheis	None	$100,001-$500,000
Mark Tonucci	None	$50,001-$100,000
Michael Portnoy	None	$50,001-$100,000

 * Includes the Fund Trust.

Codes of Ethics

The Portfolios, the Advisor, the Sub-Advisors and the Selling Agent each have adopted codes of ethics under Rule 17j-1 under the 1940 Act that governs the personal securities transactions of their board members, officers and employees who may have access to current trading information of the Trust. Under the code of ethics, the Trustees are permitted to invest in securities that may also be purchased by the Portfolios.

PROXY VOTING POLICIES AND PROCEDURES

The Advisor provides a voice on behalf of the Portfolios. The Advisor views the proxy voting process as an integral part of the relationship with the Portfolios. The Advisor is also in a better position to monitor corporate actions, analyze proxy proposals, make voting decisions and ensure that proxies are submitted promptly. Therefore, the Portfolios delegate their authority to vote proxies to the Advisor, subject to the supervision of the Board of Trustees. The Portfolios, through the Chief Investment Strategist or designated Sub-Advisor, will conduct a thorough review of and analysis of the underlying company’s proxy statements and vote proxies in accordance with the Trust’s Proxy Voting Policies and Procedures (“Policies and Procedures”), as summarized below. The Portfolios also have a designated Proxy Administrator who is responsible for ensuring that all Portfolio proxy matters are communicated to the Chief Investment Strategist or designated Sub-Advisor. The fundamental purpose of the Policies and Procedures is to ensure that each vote will be in a manner that reflects the best interest of the Portfolios and their investors, and that maximizes the value of the Portfolios’ investment.

Policies and Procedures

The Policies and Procedures recognize that a company’s management is entrusted with the day-to-day operations of the company, as well as its long-term strategic direction, subject to the oversight of the company’s board of directors. Accordingly, the Portfolios believe that the recommendation of management on most issues deserves weight in determining how proxy issues should be voted. The company’s position, however, will not be supported in any situation where the Chief Investment Strategist reasonably believes that it is not in the best interest of the Portfolios or a particular company. It is anticipated that most votes will be consistent with the guidelines set forth in the Policies and Procedures; however, the Chief Investment Strategist, or designated Sub-Advisor, may occasionally take an independent view on certain issues and vote differently. Votes inconsistent with the Policies and Procedures are reviewed for reasonableness.

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Certain of the Trust’s proxy voting guidelines as set forth in the Policies and Procedures are summarized below:

•	vote AGAINST proposals to require supermajority shareholder vote,
•	vote FOR shareholder proposals to ask a company to submit its poison pill for shareholder ratification,
•	vote AGAINST proposals to eliminate entirely directors’ and officers’ liability for monetary damages for violating their duty of care.

Although many proxy proposals can be voted in accordance with the Trust’s Policies and Procedures, some proposals (such as votes on proposals regarding director nominees or votes on compensation plans for directors) will require special consideration, and the Chief Investment Strategist will make a decision on a case-by-case basis in these situations.

Conflicts of Interest

Occasionally, the Advisor, or a Sub-Advisor or an affiliate, may be subject to conflicts of interest in the voting of Portfolio proxies due to business or personal relationships. In most cases, to the extent that there is little or no discretion to deviate from the Trust’s Policies and Procedures on the proposal in question, proxies will be voted in accordance with such pre-determined guidelines. In other situations, the Chief Investment Strategist or designated Sub-Advisor may defer to the voting recommendation of either the Trust’s Audit Committee, a non-conflicted party, an independent third party proxy voting service provider; or in consultation with legal counsel, to determine the appropriate method to resolve the conflict of interest.

More Information

The actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request by calling toll-free, 1-877-Low-Beta or by accessing the SEC’s website at www.sec.gov. In addition, a copy of the Trust’s proxy voting policies and procedures are also available by calling 1-877-Low-Beta and will be sent within three business days of receipt of a request.

THE SELLING AGENT

Quasar Distributors, LLC (the “Selling Agent”) serves as the selling agent for the shares of the Portfolios pursuant to a Selling Agent Agreement with the Trust (the “Selling Agent Agreement”). The Selling Agent is registered as a broker-dealer under the Securities Exchange Act of 1934 and each state’s securities laws and is a member of the Financial Industry Regulatory Authority, Inc.. The offering of the Portfolios’ shares is continuous. The Selling Agent Agreement provides that the Selling Agent, as agent in connection with the distribution of Portfolio shares, will use its best efforts to distribute the Portfolios’ shares. No affiliated persons of the Portfolios are affiliated persons of the Selling Agent.

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The Selling Agent Agreement provides that, unless sooner terminated, it will continue in effect for two years initially and thereafter shall continue from year to year, subject to annual approval by (a) the Board of Trustees or a vote of a majority of the outstanding shares, and (b) by a majority of the Trustees who are not interested persons of the Trust or of the Selling Agent by vote cast in person at a meeting called for the purpose of voting on such approval.

The Selling Agent Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund on 60 days’ written notice to the Selling Agent, or by the Selling Agent at any time, without the payment of any penalty, on 60 days’ written notice to the Trust. The Selling Agent Agreement will automatically terminate in the event of its assignment.

ALLOCATION OF PORTFOLIO BROKERAGE

Subject to the supervision of the Trustees, decisions to buy and sell securities for each Portfolio are made by the Advisor and the Sub-Advisors for each Portfolio that they manage. The Advisor and their appointed Sub-Advisors are authorized by the Trustees to allocate the orders placed by them on behalf of the Portfolios to brokers or dealers who may, but need not, provide research or statistical material or other services to the Portfolios or the Advisor for a Portfolio’s use. Such allocation is to be in such amounts and proportions as the Advisor and Sub-Advisor may determine.

In selecting a broker or dealer to execute each particular transaction, the Advisor or Sub-Advisor will take the following into consideration:

•	the best net price available;
•	the reliability, integrity and financial condition of the broker or dealer;
•	the size of and difficulty in executing the order; and
•	the value of the expected contribution of the broker or dealer to the investment performance of each Portfolio on a continuing basis.

Brokers or dealers executing a portfolio transaction on behalf of a Portfolio may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if the Advisor or Sub-Advisor determines in good faith that such commission is reasonable in relation to the value of brokerage, research and other services provided to the Portfolio.

In allocating portfolio brokerage, the Advisor or Sub-Advisor may select brokers or dealers who also provide brokerage, research and other services to other accounts over which the Advisor or Sub-Advisor exercises investment discretion. Some of the services received as the result of a Portfolio’s transactions may primarily benefit accounts other than the Portfolio, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Portfolio.

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PORTFOLIO HOLDINGS INFORMATION

The Board of Trustees of the Trust has adopted policies to ensure that any disclosure of information about a Portfolio’s portfolio holdings is in the best interest of investors.  The portfolio holdings disclosure policies govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the portfolio investments held by a Portfolio.  These portfolio holdings disclosure policies have been approved by the Board of Trustees of the Trust.  Disclosure of each Portfolio’s complete holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to shareholders and in the quarterly holdings report on Form N-Q.  These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov.  A list of each Fund’s underlying portfolio holdings as of each calendar quarter-end is also available on the Fund Trust’s website at www.aipfunds.com within 60 days after the calendar quarter-end.

From time to time rating and ranking organizations such as Standard & Poor’s and Morningstar, Inc. may request complete portfolio holdings information in connection with rating a Portfolio. Similarly, pension plan sponsors and/or their consultants may request a complete list of portfolio holdings in order to assess the risks of the Portfolio’s portfolio along with related performance attribution statistics. The Portfolios believe that these third parties have legitimate objectives in requesting such portfolio holdings information. To prevent such parties from potentially misusing portfolio holdings information, the Portfolios will generally only disclose such information as of the end of the most recent calendar quarter, with a lag of at least thirty days, as described above. In addition, the Trust’s Chief Compliance Officer, or a designated officer of the Trust, may grant exceptions to permit additional disclosure of portfolio holdings information at differing times and with differing lag times to rating agencies and to pension plan sponsors and/or their consultants, provided that (1) the recipient is subject to a confidentiality agreement, (2) the recipient will utilize the information to reach certain conclusions about the investment management characteristics of each Portfolio and will not use the information to facilitate or assist in any investment program, and (3) the recipient will not provide access to third parties to this information.  Additionally, and in order to ensure that the disclosure of the Trust’s portfolio holdings is in the best interests of the Trust’s shareholders, the following factors, and any additional relevant factors, shall be considered by the Chief Compliance Officer or a designated officer of the Trust when disclosing non-public portfolio holdings information to selected third parties: (1) whether the disclosure is consistent with the anti-fraud provisions of the federal securities laws; and (2) avoidance of any conflicts of interest between the interests of the Trust’s shareholders and the service providers.  Rating and ranking organizations, the Portfolios’ service providers and pension plan sponsors and/or their consultants are subject to these restrictions.

In addition, the Portfolios’ service providers, such as custodian and fund administrator, may receive portfolio holdings information in connection with their services to the Portfolios. In no event shall the Advisor or a Sub-Advisor, its affiliates or employees, or the Portfolios receive any direct or indirect compensation in connection with the disclosure of information about the Portfolios’ portfolio holdings.

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The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental and regulatory personnel) requires the approval of the Advisor. The Advisor will approve the furnishing of non-public portfolio holdings to a third party only if they consider the furnishing of such information to be in the best interest of the Portfolios and their investors. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purpose for which it is furnished.

PORTFOLIO TURNOVER

Each Portfolio’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of the portfolio securities owned by the Portfolio during the fiscal year. The calculation excludes from both the numerator and the denominator (1) securities with maturities at the time of acquisition of one year or less and (2) positions held less than a year. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by a Portfolio. A 100% turnover rate would occur if all of a Portfolio’s portfolio securities were replaced once within a one-year period.

Each Portfolio will invest portions of its assets to seek short-term capital appreciation. A Portfolio’s investment objective and corresponding investment policies can be expected to cause the portfolio turnover rate to be substantially higher than that of the average equity-oriented investment company.

Absolute return and arbitrage investment strategies are characterized by a high turnover rate because, in general, many of the opportunities for capital appreciation are of a relatively short time in duration. As an example, in merger arbitrage, the majority of mergers and acquisitions are consummated in less than six months, while tender offers are normally completed in less than two months. Liquidations and certain other types of corporate reorganizations usually require more than six months to complete. Each Portfolio will generally benefit from the timely realization of the opportunity for which it has invested, and a correspondingly high portfolio turnover rate would be consistent with, although it would not necessarily ensure, the achievement of a Portfolio’s investment objective. Short-term trading involves increased brokerage commissions, which expense is ultimately borne by the shareholders.

Portfolio Turnover for the period ended December 31, 2007 is shown in the table below:

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Name of Portfolio	Period Ended December 31, 2007	Period Ended December 31, 2006
Arbitrage-1 Portfolio	80%	98%
Distressed Securities & Special Situations-1 Portfolio	194%	74%
Arbitrage-2 Portfolio	43%	61%
Global Hedged Income-1 Portfolio	182%	152%
Long/Short Equity – Deep Discount Value-1 Portfolio	346%	323%
Long/Short Equity – Earnings Revision-1 Portfolio	81%	54%
Long/Short Equity – Healthcare/Biotech-1 Portfolio	212%	76%
Long/Short Equity – International-1 Portfolio	517%	429%
Long/Short Equity – Momentum-1 Portfolio	122%	98%
Long/Short Equity – REIT-1 Portfolio	296%	347%
Merger Arbitrage-1 Portfolio	235%	140%
Deep Value Hedged Income – 1 Portfolio(1)	8%	N/A
Long/Short Equity – Growth -1 Portfolio(2)	74%	N/A
Energy and Natural Resources -1 Portfolio(3)	N/A	N/A

(1)	For the period May 1, 2007 to December 31, 2007. Not annualized. The Deep Value Hedged Income -1 Portfolio commenced operations on May 1, 2007.
(2)	For the period August 20, 2007 to December 31, 2007. Not annualized. The Long/Short Equity – Growth -1 Portfolio commenced operations on August 20, 2007.
(3)	The Energy and Natural Resources-1 Portfolio commenced operations on January 2, 2008.

The portfolio turnover increased in 2007 for the Distressed Securities & Special Situations-1 Portfolio, the Long/Short Equity – Healthcare/Biotech-1 Portfolio, and the Merger Arbitrage-1 Portfolio due to a combination of meeting liquidity needs and increased volatility in the market. There were no changes to the investment process.

FUND ADMINISTRATION

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U.S. Bancorp Fund Services, LLC (“USBFS”) serves as Fund Administrator pursuant to a Fund Administration Servicing Agreement with the Advisor and the Trust. As such, USBFS provides all necessary bookkeeping, shareholder recordkeeping services and share transfer services to the Trust.

FUND ACCOUNTING

USBFS serves as Fund Accountant to the Trust pursuant to a Fund Accounting Servicing Agreement with the Advisor. Under the Fund Accounting Servicing Agreement, USBFS provides portfolio accounting services, expense accrual and payment services, fund valuation and financial reporting services, tax accounting services and compliance control services. USBFS receives a fund accountant fee for the Trust, which is billed to and paid by the Advisor on a monthly basis.

CUSTODIAN

The Custodian for the Trust and the Fund Trust is Custodial Trust Company, an affiliate of Bear Stearns & Co. Inc., located at 101 Carnegie Center, Princeton, NJ 08540. As Custodian, Custodial Trust Company holds all of the securities and cash owned by the Portfolios. All of the custodian fees are paid by the Advisor.

PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS

Valuation

The net asset value (“NAV”) per beneficial interest of each Portfolio will be determined on each day when the New York Stock Exchange (“NYSE”) is open for business and will be computed by taking the aggregate market value of all assets of the Portfolio less its liabilities, and dividing by the total number of beneficial interests outstanding. Each determination will be made:

(1)	by valuing portfolio securities, including open short positions, which are traded on the NYSE and on the American Stock Exchange, at the last reported sales price on that exchange;

(2)
by valuing portfolio securities traded in the NASDAQ National Market System for which market quotations are readily available using the NASDAQ Official Closing Price (“NOCP”), or, if the NOCP is not available, at the last sale price on the day of valuation, or if there has been no sale on such day, at the mean between the bid and asked prices;

(3)	by valuing put and call options which are listed on an exchange, but which are not traded on the valuation date are valued at the mean of the last bid and asked prices.;

(4)
by valuing listed securities and put and call options for which no sale was reported on a particular day and securities traded on the over-the-counter market at the mean between the last bid and asked prices; and

(5)
by valuing any securities or other assets for which market quotations are not readily available at fair value in good faith and under the supervision of the Trustees, although others may do the actual calculation.

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The Advisor reserves the right to value options at prices other than last sale prices when such last sale prices are believed unrepresentative of fair market value as determined in good faith by the Advisor.

The price (net asset value) of the beneficial interests of each Portfolio is determined as of the close of the regular session of trading on the NYSE (currently 4:00 p.m., Eastern Time), on each day the NYSE is open for business. The NYSE is open for business on every day except Saturdays, Sundays and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday/President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

Trading in Foreign Securities

Trading in foreign securities may be completed at times that vary from the closing of the NYSE. In computing the net asset value, each Portfolio values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Some foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as provided by an approved pricing service. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If these events materially affect the value of portfolio securities, these securities will be valued at their fair value as determined in good faith by the Board of Trustees.

Purchase of Beneficial Interests

Beneficial interests in each Portfolio are sold without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in each Portfolio are sold solely in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio may by made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, insurance company separate accounts and certain qualified pension and retirement plans. The Registration Statement of which this SAI is a part does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial investment in a Portfolio. Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Beneficial Interests

An investor in a Portfolio may withdrawal all or any portion of its investment at the NAV next determined after a redemption request in good order is received by the Portfolio. The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the Business Day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

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Each Portfolio reserves the right to pay the redemption price of beneficial interests in kind, i.e. in readily marketable securities. Unless requested by an investor or deemed by the Advisor to be in the best interests of the investors in a Portfolio as a group, the Portfolio will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

TAX STATUS

The Portfolios have qualified and elected to be treated as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and intend to continue to so qualify, which requires compliance with certain requirements concerning the sources of income, diversification of assets, and the amount and timing of distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Portfolios should not be subject to federal income or excise tax on their net investment income or net capital gain which are distributed to shareholders in accordance with the applicable timing requirements. Net investment income and net capital gain of the Portfolios will be computed in accordance with Section 852 of the Code.

The Portfolios intend to distribute all of their net investment income, any excess of net short-term capital gains over net long-term capital losses, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Distributions of net investment income and net capital gain will be made after October 31 and no later than December 31 of each year. Both types of distributions will be in shares of the Portfolios unless a shareholder elects to receive cash. Net investment income is made up of dividends and interest less expenses. Net capital gain for a fiscal year is computed by taking into account any capital loss carryforwards of the Portfolios.

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As of December 31, 2007, the Portfolios had accumulated capital loss carryovers of:

	Capital Loss Carryover	Expires
Arbitrage-1 Portfolio	$ 109,019	12/31/2015
Arbitrage-2 Portfolio	997,678	12/31/2014
	3,079,906	12/31/2015
Global Hedged Income-1 Portfolio	48,562	12/31/2014
	15,875	12/31/2015
Long/Short Equity Earnings Revision-1 Portfolio	645,629	12/31/2014
	1,786,381	12/31/2015
Long/Short Equity—Growth- 1 Portfolio	1,893,079	12/31/2015
Long/Short Equity Momentum-1 Portfolio	2,423,598	12/31/2015

To be treated as a regulated investment company under Subchapter M of the Code, each Portfolio must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Portfolio’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Portfolio controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

If a Portfolio fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such the Portfolio would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Portfolio generally would not be liable for income tax on the Portfolio’s net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Portfolio’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Portfolio.

Each Portfolio is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Portfolio’s ordinary income for the calendar year and at least 98% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Portfolio during the preceding calendar year. Under ordinary circumstances, the Portfolios expect to time their distributions so as to avoid liability for this tax.

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The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are exempt from income taxation under the Code.

Distributions of taxable net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income.

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of a Portfolio have been held by such shareholders.

A redemption of Portfolio shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in the Portfolio shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Distributions of taxable net investment income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

All distributions of taxable net investment income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements.

Under the Code, each Portfolio will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Portfolio shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Portfolio is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

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Shareholders of a Portfolio may be subject to state and local taxes on distributions received from a Portfolio and on redemptions of a Portfolio’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Portfolios issue to each shareholder a statement of the federal income tax status of all distributions.

The foregoing discussion of U.S. federal income tax law relates solely to the application of that law to U.S. Persons (i.e., U.S. citizens and residents and U.S. corporations, partnerships, trusts and estates). Each shareholder who is not a U.S. person should consider the U.S. and foreign tax consequences of ownership of shares of a Portfolio, including the possibility that such a shareholder may be subject to a U.S. withholding tax at a rate of 30% (or a lower rate under an applicable income tax treaty) on dividend income received by a shareholder.

Shareholders should consult their tax advisors about the application of federal, state and local and foreign tax law in light of their particular situation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trust has selected KPMG LLP, 777 East Wisconsin Avenue, Suite 1500, Milwaukee, WI 53202, as its independent registered public accounting firm.

LEGAL COUNSEL

Blank Rome LLP (“Blank Rome”), 405 Lexington Avenue, New York, NY 10174, is counsel to the Funds and Portfolios and provides counsel on legal matters relating to the Funds and Portfolios.  Blank Rome also serves as independent legal counsel to the Board of Trustees.

REPORT TO SHAREHOLDERS

The annual report for the Funds for the fiscal year ended December 31, 2007 is a separate document supplied with this statement of additional information and the financial statements and accompanying notes appearing therein are incorporated by reference in this SAI.

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UNDERLYING FUNDS TRUST

PART C
OTHER INFORMATION

Item 23. EXHIBITS

(a)	Agreement and Declaration of Trust was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(i)	Amended Agreement and Declaration of Trust was previously filed with Amendment No. 4 to the Registration Statement on Form N-1A on April 30, 2007, and is incorporated herein by reference.

(b)	By-laws were previously filed with the Registration Statement on Form N-1A on April 28, 2006, and are incorporated herein by reference.

(c)	Instruments Defining Rights of Security Holders— Incorporated by reference to the Amended Agreement and Declaration of Trust and By-laws.

(d)	Investment Advisory Agreements

(i)	Alternative Investment Partners, LLC Investment Advisory Agreement was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(ii)
Alpha Equity Management, LLC Sub-Advisory Agreement (Long/Short Equity - International - 1 Portfolio) was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(iii)
Alpha Equity Management, LLC Sub-Advisory Agreement (Long/Short Equity REIT - 1 Portfolio) was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(iv)
AlphaStream Capital Management, LLC Sub-Advisory Agreement (Long/Short Equity – Momentum - 1 Portfolio) was previously filed with Amendment No. 9 to the Registration Statement on Form N-1A on December 31, 2007, and is incorporated herein by reference.

(v)
Castle Peak Asset Management, LLC Sub-Advisory Agreement (Long/Short Equity – Growth – 1 Portfolio) was previously filed with Amendment No. 9 to the Registration Statement on Form N-1A on December 31, 2007, and is incorporated herein by reference.

(vi)
Concise Capital Management, L.P. Sub-Advisory Agreement (Deep Value Hedged Income – 1 Portfolio) was previously filed with Amendment No. 9 to the Registration Statement on Form N-1A on December 31, 2007, and is incorporated herein by reference.

(vii)
Deltec Asset Management LLC Sub-Advisory Agreement (Global Hedged Income – 1 Portfolio) was previously filed with Amendment No. 7 to the Registration Statement on Form N-1A on October 3, 2007, and is incorporated herein by reference.

(viii)
FrontFour Capital Group, LLC Sub-Advisory Agreement (Distressed Securities & Special Situations –1 Portfolio) was previously filed with Amendment No. 9 to the Registration Statement on Form N-1A on December 31, 2007, and is incorporated herein by reference.

(ix)
GAMCO Asset Management, Inc. Sub-Advisory Agreement (Merger Arbitrage – 1 Portfolio was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(x)
Goldberg Advisers, LLC Sub-Advisory Agreement (Energy and Natural Resources – 1 Portfolio) was previously filed with Amendment No. 3 to the Registration Statement on Form N-1A on December 31, 2007, and is incorporated herein by reference.

(xi)
Hovan Capital Management, LLC Sub-Advisory Agreement (Long/Short Equity - Healthcare/Biotech – 1 Portfolio) was previously filed with Amendment No. 2 to the Registration Statement on Form N-1A on November 29, 2006, and is incorporated herein by reference.

(xii)
KDC Investment Management, LP Sub-Advisory Agreement (Distressed Securities & Special Situations – 1 Portfolio) was previously filed with Amendment No. 8 to the Registration Statement on Form N-1A on December 6, 2007, and is incorporated herein by reference.

(xiii)
NEF Advisors, LLC Sub-Advisory Agreement (Energy and Natural Resources – 1 Portfolio) was previously filed with Amendment No. 12 to the Registration Statement on Form N-1A on October 14, 2008, and is incorporated herein by reference.

(xiv)
Nicholas Investment Partners, L.P. Sub-Advisory Agreement (Convertible Bond Arbitrage – 1 Portfolio) was previously filed with Amendment No. 9 to the Registration Statement on Form N-1A on December 31, 2007, and is incorporated herein by reference.

(xv)
Opportunity Research Group, LLC Sub-Advisory Agreement (Distressed Securities & Special Situations - 1 Portfolio) was previously filed with Amendment No. 3 to the Registration Statement on Form N-1A on January 8, 2007, and is incorporated herein by reference.

(xvi)
Osage Energy Partners, L.P. Sub-Advisory Agreement (Energy and Natural Resources –1 Portfolio) was previously filed with Amendment No. 9 to the Registration Statement on Form N-1A on December 31, 2007, and is incorporated herein by reference.

(xvii)
Pacificor, LLC Sub-Advisory Agreement (Deep Value Fixed Income - 1 Portfolio) was previously filed with Amendment No. 4 to the Registration Statement on Form N-1A on April 30, 2007, and is incorporated herein by reference.

(xviii)
Quattro Global Capital, LLC Sub-Advisory Agreement (Distressed Securities & Special Situations - 1 Portfolio) was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(xix)
Sage Capital Management, LLC Sub-Advisory Agreement (Convertible Bond Arbitrage – 1 Portfolio) was previously filed with Amendment No. 7 to the Registration Statement on Form N-1A on October 3, 2007, and is incorporated herein by reference.

(xx)
Seagate Global Advisors, LLC Sub-Advisory Agreement (Global Hedged Income – 1 Portfolio) was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(xxi)
Simran Capital Management, LLC Sub-Advisory Agreement (Deep Value Hedged Income – 1 Portfolio) was previously filed with Amendment No. 7 to the Registration Statement on Form N-1A on October 3, 2007, and is incorporated herein by reference.

(xxii)
Smith Breeden Associates, Inc. Sub-Advisory Agreement (Fixed Income Arbitrage - 1 Portfolio) was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(xxiii)
Starboard Capital Partners, L.P. Sub-Advisory Agreement was previously filed with Amendment No. 3 to the Registration Statement on Form N-1A on January 8, 2007, and is incorporated herein by reference.

(xxiv)
Sunnymeath Asset Management, Inc. Sub-Advisory Agreement (Long/Short Equity - Deep Discount Value - 1 Portfolio) was previously filed with Amendment No. 2 to the Registration Statement on Form N-1A on November 29, 2006, and is incorporated herein by reference.

(xxv)
TWIN Capital Management, Inc. Sub-Advisory Agreement (Long/Short Equity - Momentum - 1 Portfolio) was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(xxvi)
Acumen Capital Management, LLC Sub-Advisory Agreement  was previously filed with Amendment No. 2 to the Registration Statement on Form N-1A on November 29, 2006, and is incorporated herein by reference.

(xxvii)
Zacks Investment Management, Inc. Sub-Advisory Agreement (Long/Short Equity - Earnings Revision - 1 Portfolio) was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(e)	Underwriting Agreement

(i)	Selling Agent Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(a)	First Amendment to Selling Agent Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(b)	Second Amendment to Selling Agent Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(f)	Bonus or Profit Sharing Contracts - not applicable.

(g)	Custody Agreements

(i)	Custody Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(a)	First Amendment to Custody Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(ii)	Loan and Pledge Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(a)	First Amendment to Loan and Pledge Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(h)	Other Material Contracts

(i)	Fund Administration Servicing Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(a)
First Amendment to Fund Administration Servicing Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(b)
Second Amendment to Fund Administration Servicing Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(ii)	Fund Accounting Services Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(a)	First Amendment to Fund Accounting Servicing Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(b)
Second Amendment to Fund Accounting Servicing Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(iii)	Power of Attorney was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(iv)	Portfolio Research Consultant Agreement was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(v)	Operating Services Agreement - was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(a)	First Amendment to Operating Services Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(i)	Opinion and Consent of Counsel - not applicable

(j)	Consents of Independent Registered Public Accounting Firm

(i)	Consent of Independent Registered Public Accounting Firm (KPMG LLP) – not applicable.

(k)	Omitted Financial Statements — not applicable.

(l)	Agreement Relating to Initial Capital – not applicable.

(m)	Rule 12b-1 Plan — not applicable.

(n)	Rule 18f-3 Plan — not applicable.

(o)	Reserved

(p)	Code of Ethics

(i)	Adviser and Registrant Joint Code of Ethics was previously filed with the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

Item 24. Persons Controlled by or Under Common Control with Registrant.

No person is directly or indirectly controlled by or under common control with the Registrant.

Item 25. Indemnification.

Reference is made to Article VIII of the Registrant’s Amended and Restated Declaration of Trust.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: “Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

Item 26. Business and Other Connections of the Investment Advisors.

With respect to the Adviser, the response to this Item will be incorporated by reference to the Adviser’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the Securities and Exchange Commission (“SEC”), dated March 24, 2008. The Adviser’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Acumen Capital Management, LLC (formerly known as Venus Capital Management, Inc. (“Acumen”), the response to this Item will be incorporated by reference to Acumen’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated February 29, 2008. Acumen’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Alpha Equity Management LLC (“Alpha Equity”) the response to this Item will be incorporated by reference to Alpha Equity’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated March 27, 2008. Alpha Equity’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to AlphaStream Capital Management, LLC (“AlphaStream”) the response to this Item will be incorporated by reference to AlphaStream’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated March 28, 2008. AlphaStream’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Castle Peak Asset Management, LLC (“Castle Peak”) the response to this Item will be incorporated by reference to Castle Peak’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated December 10, 2007. Castle Peak’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Concise Capital Management, L.P. (“Concise”) the response to this Item will be incorporated by reference to Concise’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated January 9, 2008.  Concise’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Deltec Asset Management LLC (“Deltec”) the response to this Item will be incorporated by reference to Deltec’s  Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated March 27, 2008. Deltec’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to FrontFour Capital Group, LLC (“FrontFour”) the response to this Item will be incorporated by reference to FrontFour’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated January 2, 2008.  FrontFour’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to GAMCO Asset Management, Inc., (“GAMCO”) the response to this Item will be incorporated by reference to GAMCO’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated March 17, 2008.  GAMCO’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Goldberg Advisers, LLC (“Goldberg”) the response to this Item will be incorporated by reference to Goldberg’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated February 22, 2008.  Goldberg’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Hovan Capital Management, LLC (“Hovan”) the response to this Item will be incorporated by reference to Hovan’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated February 13, 2008. Hovan’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to KDC Investment Management, LP (“KDC”) the response to this Item will be incorporated by reference to KDC’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated February 27, 2008. KDC’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to NEF Advisors, LLC (“NEF”) the response to this Item will be incorporated by reference to NEF’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated June 20, 2008.  NEF’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Nicholas Investment Partners, L.P. (“Nicholas”) the response to this Item will be incorporated by reference to Nicholas’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated March 4, 2008. Nicholas’ Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Opportunity Research Group, LLC (“Opportunity”) the response to this Item will be incorporated by reference to Opportunity Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated January 9, 2008. Opportunity’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Osage Energy Partners, L.P. (“Osage”) the response to this Item will be incorporated by reference to Osage’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated January 30, 2008.  Osage’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Pacificor (“Pacificor”) the response to this Item will be incorporated by reference to Pacificor’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated January 9, 2008.  Pacificors’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Quattro Global Capital, LLC (“Quattro”) the response to this Item will be incorporated by reference to Quattro’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated March 25, 2008. Quattro’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Sage Capital Management, LLC, (“Sage”) the response to this Item will be incorporated by reference to Sage’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated March 26, 2008. Sage’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Seagate Global Advisors, LLC (“Seagate”) the response to this Item will be incorporated by reference to Seagate’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated March 31, 2008.  Seagate’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Simran Capital Management, LLC, (“Simran”) the response to this Item will be incorporated by reference to Simran’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated February 4, 2008. Simran’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Smith Breeden Associates, Inc, (“Smith Breeden”), the response to this Item will be incorporated by reference to Smith Breeden’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated March 31, 2008.  Smith Breeden’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Starboard Capital Partners, L.P. (“Starboard”) the response to this Item will be incorporated by reference to Starboard Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated March 10, 2008. Starboard’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Sunnymeath Asset Management, Inc., (“Sunnymeath”), the response to this Item will be incorporated by reference to Sunnymeath’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC, dated September 8, 2008. Sunnymeath’s Form ADV may be obtained, free of charge, at the SEC’s website at www/adviserinfo.sec.gov.

With respect to TWIN Capital Management, Inc., (“TWIN Capital”), the response to this Item will be incorporated by reference to TWIN Capital’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated March 26, 2008.  TWIN Capital’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Zacks Investment Management, Inc., (“Zacks”), the response to this Item will be incorporated by reference to Zack’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC, dated March 13, 2008. Zacks’ Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

Item 27. Principal Underwriter.

(a)	Quasar Distributors, LLC, the Registrant’s selling agent, acts as principal underwriter for the following investment companies:

Academy Funds Trust	Jensen Portfolio, Inc.
Advisors Series Trust	Kensington Funds
AIP Alternative Strategies Funds	Keystone Mutual Funds
Allied Asset Advisors Funds	Kiewit Investment Fund, LLLP
Alpine Equity Trust	Kirr Marbach Partners Funds, Inc.
Alpine Income Trust	LKCM Funds
Alpine Series Trust	Masters' Select Funds Trust
Artio Family of Funds	Matrix Advisors Value Fund, Inc.
Brandes Investment Trust	Monetta Fund, Inc.
Brandywine Blue Funds, Inc.	Monetta Trust
Brazos Mutual Funds	MP63 Fund, Inc.
Bridges Investment Fund, Inc.	Nicholas Family of Funds, Inc.
Buffalo Funds	Permanent Portfolio Family of Funds, Inc.
Country Mutual Funds Trust	Perritt Funds, Inc.
Cullen Funds Trust	Perritt Microcap Opportunities Fund, Inc.
Empiric Funds, Inc.	Primecap Odyssey Funds
Fairholme Funds, Inc.	Professionally Managed Portfolios
First American Funds, Inc.	Prospector Funds, Inc.
First American Investment Funds, Inc.	Purisima Funds
First American Strategy Funds, Inc.	Quaker Investment Trust
Fort Pitt Capital Funds	Rainier Investment Management Mutual Funds

Glenmede Fund, Inc.	Rockland Funds Trust
Glenmede Portfolios	Thompson Plumb Funds, Inc.
Greenspring Fund, Inc.	TIFF Investment Program, Inc.
Guinness Atkinson Funds	Trust for Professional Managers
Harding Loevner Funds, Inc.	Underlying Funds Trust
Hennessy Funds Trust	USA Mutuals Funds
Hennessy Funds, Inc.	Wexford Trust
Hennessy Mutual Funds, Inc.	Wisconsin Capital Funds, Inc.
Hotchkis & Wiley Funds	WY Funds
Intrepid Capital Management Funds Trust
Jacob Internet Fund, Inc.

(b)	To the best of Registrant’s knowledge, the directors and executive officers of Quasar Distributors, LLC are as follows:

Name and Principal Business Address	Position and Offices with Quasar Distributors, LLC	Positions and Offices with Registrant
James R. Schoenike	President, Board Member	None
Andrew M. Strnad	Secretary	None
Joe D. Redwine	Board Member	None
Robert Kern	Board Member	None
Eric W. Falkeis	Board Member	None
Susan LaFond	Treasurer	None
Teresa Cowan	Assistant Secretary	None
The address of each of the foregoing is 615 East Michigan Street, Milwaukee, Wisconsin, 53202.

(c) Not applicable.

Item 28. Location of Accounts and Records.

The books and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 are maintained at the following locations:

Records Relating to:	Are located at:
Registrant’s Fund Administrator and Fund Accountant	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202

Registrant’s Custodian	Custodial Trust Company 101 Carnegie Center Princeton, NJ 08540
Registrant’s Selling Agent	Quasar Distributors, LLC 615 East Michigan Street, 4th Floor Milwaukee, Wisconsin 53202
Registrant’s Investment Adviser	Alternative Investment Partners, LLC 600 Mamaroneck Avenue, Suite 400 Harrison, New York 10528
Acumen Capital Management, LLC (formerly known as Venus Capital Management, Inc.) (sub-adviser)	Acumen Capital Management, LLC 99 Summer Street, Suite 105 Boston, MA 02110
Alpha Equity Management LLC (sub-adviser)	Alpha Equity Management LLC 90 State House Square, Suite 1100 Hartford, CT 06103
AlphaStream Capital Management, LLC (sub-adviser)	AlphaStream Capital Management, LLC 220 Montgomery Street, Suite 946 San Francisco, CA 94104
Castle Peak Asset Management, LLC (sub-adviser)	Castle Peak Asset Management, LLC 575 Market Street, Suite 1825 San Francisco, CA 94105
Concise Capital Management, L.P. (sub-adviser)	Concise Capital Management, L.P. 3211 Ponce de Leon Blvd., Suite 207 Coral Gables, FL 33134
Deltec Asset Management LLC (sub-adviser)	Deltec Asset Management LLC 645 Fifth Avenue New York, NY 10022-5910
FrontFour Capital Group, LLC (sub-adviser)	FrontFour Capital Group, LLC 230 Park Avenue, Suite 714 New York, NY 10169-0005
GAMCO Asset Management, Inc. (sub-adviser)	GAMCO Asset Management, Inc. One Corporate Center Rye, NY 10580-1422
Goldberg Advisers, LLC (sub-adviser)	Goldberg Advisers, LLC 44 Montgomery Street, Suite 2100 San Francisco, CA 94104
Hovan Capital Management, LLC (sub-adviser)	Hovan Capital Management, LLC 81 Beach Road Belvedere, CA 94920-2388

KDC Investment Management, LP (sub-adviser)	KDC Investment Management, LP 900 Third Avenue, Suite 1000 New York, NY 10022
NEF Advisors, LLC (sub-adviser)	NEF Advisors, LLC 527 Madison Avenue, 6th Floor New York, NY 10022
Nicholas Investment Partners, L.P. (sub-adviser)	Nicholas Investment Partners, L.P. 6451 El Sicomoro Street Rancho Santa Fe, CA 92067
Opportunity Research Group, LLC (sub-adviser)	Opportunity Research Group, LLC 11111 Santa Monica Blvd., Suite 1450 Los Angeles, CA 90025
Osage Energy Partners, L.P. (sub-adviser)	Osage Energy Partners, L.P. 25227 Grogans Mill Road, Suite 125 The Woodlands, TX 77380
Pacificor (sub-adviser)	Pacificor, LLC 740 State Street, Suite 202 Santa Barbara, CA 93101
Quattro Global Capital, LLC (sub-adviser)	Quattro Global Capital, LLC 546 Fifth Avenue, 19th Floor New York, New York 10036
Sage Capital Management, LLC (sub-adviser)	Sage Capital Management, LLC 665 S. Orange Avenue, Suite 3 Sarasota, FL 34236
Seagate Global Advisors, LLC (sub-adviser)	Seagate Global Advisors, LLC 119 W. Torrance Boulevard, Suite 2 Redondo Beach, CA 90277
Simran Capital Management, LLC (sub-adviser)	Simran Capital Management, LLC 161 N. Clark Street, 47th Floor Chicago, IL 60601
Smith Breeden Associates, Inc. (sub-adviser)	Smith Breeden Associates, Inc. 100 Europa Drive, Suite 200 Chapel Hill, NC 27517
Starboard Capital Partners, L.P. (sub-adviser)	Starboard Capital Partners, L.P. 3000 Weslayan Street, Suite 385 Houston, TX 77027
Sunnymeath Asset Management, Inc. (sub-adviser)	Sunnymeath Asset Management, Inc. 10 Mechanic Street, Suite 200 Red Bank, NJ 07701

TWIN Capital Management, Inc. (sub-adviser)	TWIN Capital Management, Inc. 3244 Washington Road, Suite 202 McMurray, PA 15317-3153
Zacks Investment Management, Inc. (sub-adviser)	Zacks Investment Management, Inc. 100 North Riverside Plaza, Suite 2200 Chicago, IL 60606

Item 29. Management Services Not Discussed in Parts A and B.

Inapplicable

Item 30. Undertakings.

The Registrant hereby undertakes to furnish each person to whom a Prospectus for one or more of the series of the Registrant is delivered with a copy of the relevant latest annual report to shareholders, upon request and without charge.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed below on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and the State of Illinois on the 30th day of December, 2008.

UNDERLYING FUNDS TRUST

By:  /s/ Kristina Labermeier
        Kristina Labermeier, Vice President